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                                                                  EXECUTION COPY

                              SAC PARTICIPATION AND
                             SUBORDINATION AGREEMENT

         SAC PARTICIPATION AND SUBORDINATION AGREEMENT (the "Agreement"), dated this 15th day of March, 2004, by and among SAC HOLDING CORPORATION, a Nevada corporation ("SAC I"), SAC HOLDING II CORPORATION, a Nevada corporation ("SAC II," and together with SAC I, collectively referred to as "SAC HOLDING"), AMERCO, a Nevada corporation ("AMERCO"), U-HAUL INTERNATIONAL, INC., a Nevada corporation ("U-Haul"), and LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee (the "SAC Notes Trustee") under that certain Indenture (the "SAC Notes Indenture") with respect to the 8.5% Senior Notes due 2014 of SAC Holding (the "SAC Holding Senior Notes"). AMERCO, SAC Holding, U-Haul and the SAC Notes Trustee are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                                    RECITALS

         WHEREAS, on June 20, 2003, AMERCO filed a voluntary petition for relief (the "AMERCO Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"), and on August 13, 2003, AMERCO Real Estate Company, a Nevada corporation ("AREC"), filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (together with the AMERCO Case, the "Cases").

         WHEREAS, on October 6, 2003, AMERCO, AREC and SAC Holding (the "Proponents") jointly filed a Joint Plan of Reorganization under Section 1121
(a) of the Bankruptcy Code (the "Plan") and a related disclosure statement (the "Disclosure Statement") pursuant to Section 1125 of the Bankruptcy Code.

         WHEREAS, AMERCO, AREC, SAC Holding and the Official Committee of Unsecured Creditors in the Cases (the "Committee") entered into a Plan Support Agreement, dated November 12, 2003 (the "Original PSA"), including the AMERCO Term Sheet attached thereto as Exhibit "A" and incorporated by reference therein (the "Original Term Sheet"), concerning the restructuring (the "Restructuring") of AMERCO and AREC (the "Debtors") and, in particular, the treatment of holders of AMERCO Unsecured Claims (presently identified as Class 7 Claims under the
Plan).

         WHEREAS, pursuant to the Original PSA, on November 26, 2003, the Proponents filed the First Amended Joint Plan of Reorganization (the "First Amended Plan") and the Disclosure Statement Concerning the Debtors' First Amended Joint Plan of Reorganization (the "First Amended Disclosure Statement"), in order to reflect the agreed terms for the Restructuring as provided in the Original PSA and the Original Term Sheet.

         WHEREAS, the First Amended Disclosure Statement was approved by the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") on December 12, 2003.

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         WHEREAS, the Debtors, SAC Holding, the Committee and certain individual claimholders signatory thereto entered into an Amended and Restated Plan Support Agreement, dated as of January 15, 2004 (the "Amended PSA"), including the Amended and Restated Term Sheet attached thereto as Exhibit "A" and incorporated by reference therein (the "Amended Term Sheet"), in order to modify the First Amended Plan pursuant to a plan confirmation order to be entered by the Bankruptcy Court incorporating the terms of the Amended PSA and the Amended Term Sheet.

         WHEREAS, the First Amended Plan requires the execution and delivery of this Agreement as a condition to the effectiveness thereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. Certain Defined Terms. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. All terms used herein which are not defined herein are defined in the SAC Notes Indenture and shall have the meanings therein stated. Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the SAC Notes Indenture and including any agreement, contract or document in substitution or replacement of any of the foregoing. Any reference to any Person shall include its permitted successors and assigns in the capacity in which such Person is referred to, and in the case of any Governmental Authority, any Person or Persons succeeding to its functions and capacities.

         "Agreement to Indemnify" means an Agreement to Indemnify substantially in the form of Exhibit D hereto.

         "Amended and Restated Promissory Notes" means the Existing SAC Holding Notes which are modified and restated in the manner provided in Section 3(b) hereof. References herein to the Amended and Restated Promissory Notes, and to terms defined in the Amended and Restated Promissory Notes, shall be deemed to be references to such Notes and terms as in effect on the Issue Date and without giving effect to any modifications or supplements thereto after the Issue Date except: (i) modifications to cure any ambiguity, defect or inconsistency that does not adversely affect the interests of the Holders of SAC Holding Senior Notes (as confirmed by an Officer's Certificate and Opinion of Counsel, as such terms are defined in the SAC Notes Indenture), and (ii) to the extent expressly agreed otherwise pursuant to a supplement to this Agreement executed in accordance with the requirements of Article IX of the SAC Notes Indenture.

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         "Discharge" with respect to an obligation means the payment in full in cash of the principal of, and interest and premium (if any) on, such obligation. "Discharged" shall have the correlative meaning.

         "Effective Date" as defined in the First Amended Plan.

         "Existing SAC Holding Notes" as defined in the First Amended Plan.

         "Oxford Note" means that certain Promissory Note in the principal amount of $10,000,000, dated May 7, 1999 from SAC Holding Corporation to Oxford Life Insurance Company.

         "SAC Subsidiary Senior Debt" means any Indebtedness of a Subsidiary to the extent outstanding as of the Issue Date, secured by Real Property owned by such Subsidiary.

         2. SAC Holding Senior Notes. On the Effective Date, SAC Holding and the SAC Notes Trustee shall execute and deliver the SAC Notes Indenture, which shall be in the form attached hereto as Exhibit "A". SAC Holding shall take all such actions and deliver all such documents as shall be necessary or appropriate to cause the SAC Holding Senior Notes, in the aggregate original principal amount of $200,000,000 (the "SAC Notes Principal Amount"), to be issued on the Effective Date in accordance with the terms of the SAC Notes Indenture and the First Amended Plan.

         3. Modification and Restatement of Existing SAC Holding Notes. In consideration of the issuance by SAC Holding of the SAC Holding Senior Notes, the Parties agree that the Existing SAC Holding Notes shall be modified and restated effective as of the Effective Date as follows:

                  (a) Reduction of Principal. The aggregate principal amount of the Existing SAC Holding Notes shall be reduced by the SAC Notes Principal Amount, applied as follows:

                           (i)      The principal amounts of those Existing SAC
Holding Notes identified on Schedule 3(a)(i) hereto shall be reduced to zero, and such Existing SAC Holding Notes shall be cancelled and returned to SAC Holding;

                           (ii)     The principal amounts of the Existing SAC
Holding Note identified on Schedule 3(a)(ii) hereto shall be reduced to the restated principal amount provided on Schedule 3(a)(ii); and

                           (iii)    The principal amounts of the remaining
Existing SAC Holding Notes, as identified on Schedule 3(a)(iii) hereto, shall remain unchanged.

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                  (b)      Modification of Terms. Each of the Existing SAC
Holding Notes (other than the Oxford Note) not cancelled as provided in Section 3(a)(i) above (the "Remaining Existing SAC Notes") shall be amended and restated as follows: (i) the Remaining Existing SAC Note identified on Schedule 3(a)(ii) shall be amended and restated in the form of the Fixed Rate Note attached hereto as Exhibit "B-l"; and (ii) the Remaining Existing SAC Notes identified on
Schedule 3(a)(iii) shall be amended and restated in the form of the Amended and Restated Promissory Note attached hereto as Exhibit "B-2" (as so amended and restated, the "Subordinated Restated Notes"). The Remaining Existing SAC Notes shall be delivered to SAC Holding in exchange for Amended and Restated Promissory Notes in the applicable form and in the same principal amounts, taking into account any reduction in principal pursuant to Section 3(a)(ii) above.

                  (c) SAC Subsidiary Senior Debt. As of the Effective Date, SAC Holding's Subsidiaries will have outstanding obligations under the SAC Subsidiary Senior Debt in the aggregate principal amount of $429,227,945. The Amended PSA does not contemplate that such SAC Subsidiary Senior Debt will be amended and restated and it will remain a secured, priority obligation of such Subsidiaries.

         4. Subordination of Subordinated Obligations. The Parties, on their own behalf and on behalf of subsequent transferees of the Subordinated Restated Notes, covenant and agree that the Indebtedness evidenced by, and the payment of principal of and interest on, the Subordinated Restated Notes, and the payment of any declared dividends or distributions to the shareholder of SAC Holding (such Indebtedness, and dividends and distributions, being herein collectively called "Subordinated Obligations"), shall be expressly made subordinate and subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior Discharge of the SAC Holding Senior Notes (such principal, interest and premium, including any interest accruing or arising after the date of any filing by SAC Holding of any petition in bankruptcy or the commencement of any bankruptcy, insolvency, or similar proceedings with respect to SAC Holding, whether or not such interest is allowable as a claim in any such proceeding, being herein collectively called the "Senior Obligations"), provided that nothing herein shall prohibit payments in respect of the Subordinated Obligations to the extent specifically permitted under this Section 4.

                  (a) Liquidation, Dissolution or Bankruptcy. Upon any payment or distribution of assets or securities of SAC Holding of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of SAC Holding, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of SAC Holding, all Senior Obligations shall first be Discharged before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of or interest on the Subordinated Restated Notes, and including also any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of SAC Holding being subordinated to the payment of the Subordinated Obligations, and to that end the holders of the Senior Obligations shall be entitled to receive (pro rata on the basis of the respective

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amounts of the Senior Obligations held by them) directly, for application to the payment thereof (to the extent necessary to Discharge all Senior Obligations in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of the Senior Obligations), any payment or distribution of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Restated Notes would be entitled but for this Section 4.

                  (b) Payment of Interest on Subordinated Restated Notes; Distributions to Shareholder of SAC Holding.

                           (i)      For so long as not prohibited by Section
4(c) below, SAC Holding may continue to make all payments of Interest (as defined in the Subordinated Restated Notes) required under the Subordinated Restated Notes; provided, however, that for so long as the Senior Obligations remain outstanding and have not been paid in full or discharged, (A) SAC Holding shall make no payments under the Subordinated Restated Notes of Capital Proceeds Contingent Interest (as defined in the Subordinated Restated Notes) or of amounts which constitute Redemption Event Proceeds and (B) SAC Holding shall make no payments under the Amended and Restated Promissory Notes unless SAC Holding has remitted sufficient funds to the SAC Notes Trustee to make the next quarterly interest payment on the SAC Holding Senior Notes.

                           (ii)     For so long as not prohibited by Section
4(c) below, SAC Holding may continue to make dividends or distributions to its shareholder to the extent permitted under Section 4.16 of the SAC Notes Indenture; provided, however, that for so long as the Senior Obligations remain outstanding and have not been paid in full or discharged, SAC Holding shall make no dividend or distribution to its shareholder of any amounts which represent Net Capital Proceeds (as defined in the Subordinated Restated Notes) or of amounts which constitute Redemption Event Proceeds.

                  (c) Default on SAC Holding Senior Notes. SAC Holding may not make any direct or indirect payment to any holder of the Subordinated Obligations, upon acceleration or otherwise, if at the time of such payment there exists (i) a Default (as defined in the SAC Notes Indenture) in the payment of any amount owed under the Senior Obligations which has not been cured or waived in writing, (ii) an Event of Default (as defined in the SAC Notes Indenture) which has not been cured or waived in writing, (iii) any other Default under the Senior Obligations that an officer of SAC Holding becomes aware of and has not been cured or waived in writing within five days of such awareness, or (iv) the filing or commencement with a court of competent jurisdiction of an involuntary case under any Bankruptcy Law (as defined in the SAC Notes Indenture) for relief against SAC Holding, which has not been dismissed.

         For so long as there exists any Default under the Senior Obligations, any Net Cash Flow Before Debt Service received by SAC Holding shall be delivered to the SAC Notes Trustee and applied to redeem the Senior Obligations pursuant to Section 3.08 of the SAC Notes Indenture.

                  (d) Obligations of the Holders of Subordinated Obligations. In the event that, notwithstanding the foregoing provisions of
Section 4 prohibiting such payment or distribution,

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any holder of Subordinated Obligations shall have received any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, at a time when such payment is prohibited, then and in such event, such payment or distribution shall be received and held in trust by such holders apart from their other assets and paid over or delivered to the SAC Notes Trustee, who will distribute such funds to holders of the SAC Holding Senior Notes remaining unpaid to the extent necessary to pay in full in cash the Senior Obligations in accordance with their terms.

                  (e) Subrogation. Upon the Discharge of all SAC Holding Senior Notes, the holders of the Subordinated Restated Notes shall be subrogated to the rights of the SAC Holding Senior Notes to receive payments or distributions made to the holders of, or otherwise applied to payment of, the SAC Holding Senior Notes pursuant to the provisions of this Section 4 and to the rights of the holders of SAC Holding Senior Notes to receive payments or distributions of assets of SAC Holding made on the SAC Holding Senior Notes pursuant to the SAC Notes Indenture until the Subordinated Restated Notes shall be Discharged. For the purposes of such subrogation, no payments or distributions to holders of SAC Holding Senior Notes of any cash, property or securities to which holders of the Subordinated Restated Notes would be entitled except for the provisions of this Section 4, and no payment over pursuant to the provisions of this Section 4 to holders of SAC Holding Senior Notes by the holders of the Subordinated Restated Notes, shall, as between SAC Holding, its creditors other than holders of the SAC Holding Senior Notes and the holders of the Subordinated Restated Notes, be deemed to be payment by SAC Holding to or on account of the SAC Holding Senior Notes, it being understood that the provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of the SAC Holding Senior Notes, on the one hand, and the holders of the Subordinated Restated Notes, on the other hand.

         If following the Discharge of the Senior Obligations, any payment or distribution to which the holders of the Senior Obligations would otherwise have been entitled but for the provisions of this Section 4 shall have been applied, pursuant to the provisions of this Section 4, to the payment of the Senior Obligations, then and in each such case, the holders of the Senior Obligations shall pay over and deliver any payments or distributions received by such holders of the Senior Obligations in excess of the amount sufficient to pay all Senior Obligations in full to the holders of the Subordinated Obligations.

                  (f) Obligations of Company Under Subordinated Restated Notes Unconditional. Nothing contained in this Section 4 is intended to or shall impair, as between SAC Holding and the holders of the Subordinated Restated Notes, the obligations of SAC Holding, which are absolute and unconditional, to pay to the holders of the Subordinated Restated Notes the principal of and interest on the Subordinated Restated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Restated Notes and creditors of SAC Holding other than the holders of the Senior Obligations.

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                  (g)      Reinstatement. The provisions of this Section 4 shall
continue to be effective or be reinstated, and the Senior Obligations shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of SAC Holding or otherwise, all as though such payment had not been made.

                  (h) Reliance by Holders of SAC Holding Senior Notes on Subordination Provisions. The Parties acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each current and future holder of any SAC Holding Senior Notes to acquire and continue to hold, or to continue to hold, such SAC Holding Senior Notes, and such holder of SAC Holding Senior Notes shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such SAC Holding Senior Notes.

                  (i) Limitation on Remedies. For so long as the Senior Obligations remain outstanding and have not been Discharged, the holders of the Subordinated Obligations shall not be entitled to (i) initiate any proceeding for liquidation, dissolution or winding-up of SAC Holding, or for receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to SAC Holding or its property, (ii) accelerate the maturity of the Subordinated Obligations, or enforce any other rights or remedies relating thereto (including, without limitation instituting suit to recover any Interest (as defined in the Amended and Restated Promissory Note) not paid when due under the Amended and Restated Notes), unless the holders of the SAC Holding Senior Notes have first accelerated such Notes, or (iii) pay or prepay any principal of or interest on the Amended and Restated Promissory Notes prior to the respective dates provided for in the Amended and Restated Promissory Notes; provided, however, that this Section 4(i) will not be interpreted by the Parties hereto as prohibiting the holders of the Subordinated Obligations from enforcing their rights and remedies under this Agreement.

                  (j) Notice by SAC Holding. SAC Holding shall give prompt written notice to the holders of the Subordinated Restated Notes of any fact known to SAC Holding which would prohibit the making of any payment on or in respect of the Subordinated Restated Notes, but failure to give such notice shall not affect the subordination of the Subordinated Restated Notes to the SAC Holding Senior Notes provided in this Section 4. Nothing contained in this
Section 4(j) shall limit the right of the holders of SAC Holding Senior Notes to recover payments as contemplated by this Section 4.

                  (k) Proof of Claims. If the holders of the Subordinated Obligations shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations earlier than 30 days prior to the deadline for any such filing, the holders of the Subordinated Obligations shall execute and deliver to the SAC Notes Trustee such powers of attorney, assignments or other instruments as the SAC Notes Trustee may reasonably request to file such claims or proofs of claim.

                  (l) No Waiver of Subordination Provisions. No right of the SAC Notes Trustee or any holder of Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of SAC

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Holding or by any act or failure to act, in good faith, by the SAC Notes Trustee or any holder of Senior Obligations, or by any non-compliance by SAC Holding with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the SAC Notes Trustee or any holder of Senior Obligations may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Obligations may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Obligations, without incurring responsibility to the holders of the Subordinated Obligations and without impairing or releasing the subordination provided in this Section 4, do any one or more of the following: (a) change the time, manner or place of payment of Senior Obligations, or otherwise modify or supplement in any respect any of the provisions of the SAC Note Indenture or any other instrument evidencing or relating to any of the Senior Obligations; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations, (c) release any Person liable in any manner for the collection of Senior Obligations; and (d) exercise or refrain from exercising any rights against the SAC Holding and any other Person.

         5. Payment of Expenses. In consideration of SAC Holding becoming proponents of the Plan, entering into this Agreement and issuing the SAC Holding Senior Notes, AMERCO shall:

                  (a) reimburse to, or pay on behalf of, SAC Holding, reasonable attorneys' fees incurred by SAC Holding in connection with the preparation, negotiation and implementation of this Agreement, not to exceed $500,000;

                  (b) reimburse to, or pay on behalf of, SAC Holding, any and all reasonable, direct out of pocket expenses (including reasonable attorneys' and accountants fees and trustee's fees, but excluding the payment of principal, premium, if any, and interest in respect of the SAC Holding Senior Notes and any other amount payable by SAC Holding pursuant to the terms of the SAC Note Indenture) incurred by SAC Holding in connection with its reporting or other compliance obligations under the SAC Notes Indenture or this Agreement; provided, however, that AMERCO shall not be obligated to reimburse or pay any such expenses over and above an aggregate amount of $1 million for any twelve-month period; and

                  (c)      enter into the Agreement to Indemnify.

         6. No Amendment of Subordinated Notes. SAC Holding will not amend, nor agree to amend, the provisions of Section 2 of the Subordinated Restated Notes.

         7. Shareholder Consent. On or before the Effective Date, SAC Holding shall deliver or cause to be delivered to the other Parties hereto the SAC Shareholder Consent attached hereto as Exhibit "C," duly executed by the sole shareholder of SAC Holding.

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         8.       (a)      Delivery of AMERCO Reports. AMERCO agrees to timely
provide to SAC Holding all financial statements, reports and other information of AMERCO required to be provided by SAC Holding to the SAC Notes Trustee pursuant to Section 4.03 of the SAC Notes Indenture, including any inclusion of, or reference to, such financial statements, reports and information as provided in Section 4.03(b)(i), 4.03(b)(ii) or 4.03(b)(iii) in the SAC Notes Indenture.

         (b) Separate Presentation. AMERCO agrees that so long as SAC Holding is part of a consolidated group with AMERCO, to enable SAC Holding to meet its obligations under Section 4.14(b)(v) of the SAC Notes Indenture, AMERCO will comply with the applicable provisions of Section 4.14(b)(v) of the SAC Notes Indenture.

         9. Conditions. The obligations of the Parties hereunder are conditioned upon the satisfaction or waiver of the following conditions:

                  (a) Confirmation. The Bankruptcy Court shall have entered an order (the "Confirmation Order") confirming the First Amended Plan on substantially the same terms as presently contained therein, subject to modification as provided in the Amended PSA and Amended Term Sheet;

                  (b) Approval of Agreement. The Confirmation Order shall contain an express approval by the Bankruptcy Court of this Agreement, supported by findings of fact and conclusions of law consistent, in all material respects, with the following:

                           (i)      that SAC Holding is solvent as the date of
the issuance of the SAC Holding Senior Notes and will not be rendered insolvent as a result of the issuance of the SAC Holding Senior Notes;

                           (ii)     that SAC Holding has received, as part of
the transactions contemplated by this Agreement, reasonably equivalent value in exchange for the issuance of the SAC Holding Senior Notes;

                           (iii)    that SAC Holding has acted in good faith and
has entered into this Agreement without any actual intent to hinder, delay, or defraud its creditors;

                           (iv)     that, for purposes of Section 1145(a) for
the Bankruptcy Code only, SAC Holding is an affiliate of the Debtors; and

                           (v)      that the issuance of the SAC Holding Senior
Notes by SAC Holding is exempt from registration under section 5 of the Securities Act of 1933 and any state

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or local law requiring registration for the offer or issuance of the SAC Holding
Senior Notes pursuant to Section 1145(a) of the Bankruptcy Code.

                  (c) Effective Date. The Effective Date shall have occurred on or before March 31, 2004.

         10. Representations and Warranties. Each of the Parties represents and warrants to each of the other Parties that the following statements are true, correct and complete as of the date hereof:

                  (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

                  (b) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; and the execution, delivery and performance of this Agreement do not require the approval or consent of any shareholder or other owner or the holder or trustee of any debt or other of its obligations which has not been obtained.

                  (c) This Agreement constitutes the valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

                  (d) The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws or other organizational documents.

                  (e) The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

                  (f) SAC Holding represents and warrants that the findings of fact listed in Section 9(b) hereof are true and correct as of the date of this Agreement.

         11. Effectiveness; Amendments. This Agreement shall be effective and binding immediately upon execution by all Parties hereto. This Agreement may not be amended except by a writing executed by all Parties hereto. This Agreement shall survive the Effective Date and

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remain in effect for so long as the SAC Holding Senior Notes remain outstanding and not discharged in accordance with the terms of the SAC Notes Indenture.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction.

         13. Specific Performance. The Parties hereto acknowledge that the damages resulting to a Party by reason of the breach of this Agreement by any other Party would be extremely difficult to ascertain, that the non-breaching party would suffer irreparable damage as a result of such breach, and that the non-breaching Party would have no adequate remedy at law for such breach. Accordingly, a non-breaching Party shall have the right to injunctive relief to require specific performance of this Agreement by any breaching Party.

         14. Notices. All notices and consents hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered by courier service, messenger, telecopy, or by certified or registered mail, postage prepaid return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

         If to AMERCO:

         AMERCO
         1325 Airmotive Way, Suite 100
         Reno, NV 89502-3239
         Facsimile No.: (775) 688-6338
         Attn: Secretary

         with a copy to:

         Squire, Sanders & Dempsey L.L.P.
         Two Renaissance Square
         40 North Central Avenue, Suite 2700
         Facsimile No.: (602) 253-8129
         Attn: Christopher D. Johnson

         If to SAC Holding:

         SAC Holding Corporation
         SAC Holding II Corporation
         715 South Country Club Drive
         Mesa, Arizona 85210
         Facsimile No.: (480) 835-5478
         Attn: President

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         With a copy to:

         Torys LLP
         237 Park Avenue
         New York, New York 10017
         Facsimile No.: (212) 682-0200
         Attn: Miroslav M. Fajt

         If to the SAC Notes Trustee:

         Law Debenture Trust Company of New York
         767 Third Avenue, 31st Floor
         New York, NY 10017, (212) 750-7464
         Attn:

         15. Representation by Counsel. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

         16. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, administrators and representatives.

         18. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

         19. Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof. To the extent any prior negotiations, including the Amended PSA, are inconsistent with this Agreement or the SAC Notes Indenture, the terms of this Agreement and the SAC Notes Indenture will control.

         20. Counterparts. This Agreement (and any modifications, amendments, supplements or waivers in respect hereof) may be executed in one or more counterparts by manual or facsimile signature, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         21. Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties and holders of the SAC Holding Senior Notes, and no other person or entity shall be a third party beneficiary hereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                       AMERCO, a Nevada corporation

                                       By: /s/ Gary V. Klinefelter
                                           -------------------------------------
                                           Gary V. Klinefelter
                                           Its Secretary

                                       SAC HOLDING CORPORATION, a Nevada
                                       corporation

                                       By: /s/ Mark V. Shoen
                                           -------------------------------------
                                           Mark V. Shoen
                                           Its President

                                       SAC HOLDING II CORPORATION,
                                       a Nevada corporation

                                       By: /s/ Mark V. Shoen
                                           -------------------------------------
                                           Mark V. Shoen
                                           Its President

                                       U-HAUL INTERNATIONAL, INC., a Nevada
                                       corporation

                                       By: /s/ Gary V. Klinefelter
                                           -------------------------------------
                                           Gary V Klinefelter
                                           Its  Secretary

                                       LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee for the Benefit of the Holders of the SAC Holding Senior Notes

                                       By: [ILLEGIBLE]
                                           -------------------------------------
                                             Its Authorized Officer

                                Schedule 3(a)(i)

Promissory Note dated as of February 1, 1998 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $100,000, as amended (relating to real property owned by SAC Holding Corporation)

Promissory Note dated as of August 1, 2001 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $110,000 (relating to real property owned by SAC Holding Corporation).

Promissory Note dated as of August 1, 2001 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $430,000 (relating to real property owned by SAC Holding Corporation).

Promissory Note dated as of February 1, 1998 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $400,000 (relating to real property owned by SAC Holding Corporation).

Promissory Note dated as of February 27, 1997 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $14, 271,
115.19 and subsequently increased to $17,000,000, as amended (relating to the real property owned by Three SAC Self-Storage Corporation).

Restated Consolidated Promissory Note dated as of June 30, 2003 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $3,103,687.15 (relating to the property owned by Four SAC Self-Storage Corporation).

Promissory Note dated as of May 7, 1999 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $50,000,000, as amended (relating to real property owned by Six SAC Self-Storage Corporation, Eight SAC Self-Storage Corporation, Nine SAC Self-Storage Corporation, Ten SAC Self-Storage Corporation and Eleven SAC Self-Storage Corporation).

Promissory Note dated as of May 7, 1999 by SAC Holding Corporation to the order of U-Haul International, Inc. in the original principal amount of $30,000,000, as amended (relating to real property owned by Six SAC Self-Storage Corporation, Eight SAC Self-Storage Corporation, Nine SAC Self-Storage Corporation, Ten SAC Self-Storage Corporation and Eleven SAC Self-Storage Corporation).

Promissory Note dated as of August 20, 2000 by SAC Holding Corporation to the order of U-Haul International, Inc. in the original principal amount of $5,000,000, as amended (relating to the real property owned in fee by CST Nominee, Inc. and beneficially by Securespace Limited Partnership).

Promissory Note dated as of March 22, 2001 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $30,000,000, as amended

(relating to the real property owned by Twelve SAC Self-Storage Corporation and Thirteen SAC Self-Storage Corporation).

Promissory Note dated as of June 8, 2001 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $25,000,000, as amended (relating to the real property owned by Fourteen SAC Self-Storage Corporation and Seventeen SAC Self-Storage corporation).

Promissory Note dated as of January 29, 2001 by SAC Holding Corporation to the order of U-Haul International, Inc. in the original principal amount of $10,500,000, as amended (relating to the real property owned by Fifteen SAC Self-Storage Corporation and Sixteen SAC Self-Storage corporation).

Promissory Note dated as of June 30, 2003 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $58,000,000 (relating to the real property owned by Nineteen SAC SAC Self-Storage Limited Partnership).

                                Schedule 3(a)(ii)

Restated Consolidated Promissory Note dated as of June 30, 2003 by SAC Holding Corporation to the order of Nationwide Commercial Co. in the original principal amount of $80,000,000 (relating to the property owned by Five SAC Self-Storage Corporation)

         This Note shall be amended and restated in the form of the Fixed Rate Note set forth on Exhibit B-l of the SAC Participation and Subordination Agreement, and shall be issued to U-Haul International, Inc. and reduced to the restated principal amount of up to $58,000,000.

                               Schedule 3(a)(iii)

Promissory Note dated as of December 20, 2001 by SAC Holding Corporation to the order of U-Haul International, Inc. in the original principal amount of $21,000,000 (relating to the real property owned by Eighteen SAC Self-Storage Corporation)

Promissory Note dated as of January 11, 2002 by SAC Holding Corporation to the order of U-Haul International, Inc. in the original principal amount of $47,500,000 (relating to the real property owned by Twenty SAC Self-Storage Corporation, Twenty-One SAC Self-Storage Corporation, Twenty-Two SAC Self-Storage Corporation and Twenty-Three SAC Self-Storage Corporation)

Promissory Note dated as of March 7, 2002 by SAC Financial Corporation to the order of U-Haul International, Inc. in the original principal amount of $152,305,252 (relating to the real property owned by Twenty-Four SAC Self-Storage Limited Partnership, Twenty-Five SAC Self-Storage Limited Partnership, Twenty-Six SAC Self-Storage Limited Partnership and Twenty-Seven SAC Self-Storage Limited Partnership) and shall be reduced to the restated principal amount of up to $76,000,000.

                                   EXHIBIT "A"

                               SAC NOTES INDENTURE

                                  EXHIBIT "B-1"

                             FORM OF FIXED RATE NOTE

                                 PROMISSORY NOTE

Up to $58,000,000.00                                            Phoenix, Arizona
                                                                   March 1, 2004

         FOR VALUE RECEIVED, SAC Holding Corporation, a Nevada corporation ("Maker"), promises to pay to the order of U-Haul International, Inc., a Nevada corporation ("Payee"), in lawful money of the United States, the principal sum of up to Fifty-Eight Million and no/100ths Dollars ($58,000,000.00), together with interest at the times and at the rates specified in this Note.

         1. Interest. From the date hereof through and including the Maturity Date (as hereinafter defined), interest ("Basic Interest") shall accrue on the principal balance of this Note outstanding from time to time at the rate of nine percent (9%) per annum ("Accrual Rate"). Notwithstanding the foregoing, on the fifteenth calendar day of each month commencing on March 15, 2004 and through the Maturity Date (as hereinafter defined), Maker shall pay to Payee interest on the unpaid principal balance of this Note from time to time at the rate of 2% per annum ("Pay Rate Interest"). The remainder of the Basic Interest ("Deferred Interest") shall be deferred and shall bear interest at the Accrual Rate. At the election of Payee, Deferred Interest shall accrue either in cash or in Additional Notes (as hereinafter defined). Any accrued interest on the Deferred Interest shall be considered part of Deferred Interest. Interest shall be calculated on the basis of a 360- day year and the actual number of days elapsed.

         2. Payments. Pay Rate Interest shall be paid on the fifteenth calendar day of each month, until such time as the notes (the "Senior Notes") under the Indenture with respect to 8.5% Senior Notes Due 2014 of SAC Holding Corporation and SAC Holding II Corporation shall have been paid or satisfied in full. Upon the full repayment or satisfaction of the Senior Notes, payments hereunder shall continue to be made on the fifteenth calendar day of each month but shall consist of principal and Pay Rate Interest, and such principal payments shall be on the basis of a twenty-five year amortization. This Note shall mature on the last day of the month that is the ten (10) year anniversary of the full repayment or satisfaction of the Senior Notes (the "Maturity Date"). On the Maturity Date, all outstanding principal and interest (including Deferred Interest) shall be due and payable.

         3. Prepayment. This Note may be prepaid in whole or in part, without penalty or premium.

         4. Default Interest. During the existence of a Default (as hereinafter defined), interest will accrue on the entire loan balance at the rate of fifteen percent (15%) per annum commencing on the date the payment was due and continuing until the delinquent payment is received by the Payee.

         5.       Default and Remedies.

         a. Default. The Maker will be in default under this Note if the Maker fails, following the full repayment or satisfaction of the Senior Notes, to make a payment of principal, interest, or other charge when due, which failure to pay is not cured within five (5) business days after the due date therefor.

         b. Remedies. Upon a default as described in subparagraph 5.a ("Default"), Payee shall have the right to immediately accelerate the obligations under this Note and all sums owing with respect to this Note will immediately become due and payable.

6.       Unsecured. This Note and the obligations hereunder are unsecured.

7. Waivers. The Maker, and any endorsers or guarantors of this Note, severally waive diligence, presentment, protest, demand and all rights of offset and also notice of protest, demand, dishonor, acceleration, intent to accelerate, offset and nonpayment of this Note, and expressly agree that this Note, or any payment under this Note, may be extended from time to time in the Payee's sole discretion without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of the Maker and any endorsers or guarantors of this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Payee with any person now or hereafter liable for the payment of this Note, will affect the original liability of the Maker under this Note, even if that person is not a party to such agreement. The Payee may waive its rights to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

8. Additional Note. At the request of Payee, Maker shall deliver to Payee additional promissory notes (the "Additional Note") to evidence Maker's indebtedness hereunder pursuant to the Deferred Interest. In such event, such Deferred Interest shall be evidenced by such Additional Note and not pursuant to the terms of this Note. Any such Additional Note shall contain economic terms akin to those set forth herein.

9. Maximum Legal Rate of Interest. All agreements between the Payee and the Maker whether now existing or hereafter arising, are hereby limited so that in no event will the interest charged under this Note or agreed to be paid to the Payee exceed the maximum amount permissible under applicable law. If interest otherwise payable to the Payee would exceed the maximum lawful amount, the interest payable will be reduced to the maximum amount permitted under applicable law.

11.      Miscellaneous.

         a. Costs. The Maker will pay all costs, including, without limitation, reasonable attorneys' fees, costs and expert fees incurred by the Payee in collecting the sums due under this Note.

         b. Modification. This Note may be modified only by a written agreement executed by the person against whom the change, modification or waiver is to be enforced.

         c. Law. This Note will be governed by Arizona law, without regard to the choice of law principles thereof.

         d. Successors. The terms of this Note will inure to the benefit of and bind the Maker and the Payee and its heirs, legal representatives and successors and assigns.

         e. Time. Time is of the essence with respect to all matters set forth in this Note.

         f. Destroyed Note. If this Note is destroyed, lost or stolen, the Maker will deliver a new Note to the Payee on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. The Payee will furnish to the Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by the Maker in connection with the replacement of this Note.

         IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note to the Payee as of the date and year first above written.

                                     Maker:

                                     SAC Holding Corporation, a Nevada
                                     corporation

                                     By:_______________________________________
                                         President

                                  EXHIBIT "B-2"
                       FORM OF SUBORDINATED RESTATED NOTES

 THIS INSTRUMENT IS SUBJECT TO THAT CERTAIN SAC PARTICIPATION AND SUBORDINATION AGREEMENT (THE "PSA") DATED AS OF MARCH 15, 2004 AMONG SAC HOLDING CORPORATION,
    SAC HOLDING II CORPORATION (COLLECTIVELY, "SAC HOLDING"), AMERCO, U-HAUL INTERNATIONAL, INC., AND LAW DEBENTURE TRUST COMPANY OF NEW YORK, INC., AS
 TRUSTEE UNDER THAT CERTAIN INDENTURE WITH RESPECT TO THE 8.5% SENIOR NOTES DUE
                              2014 OF SAC HOLDING

                      AMENDED AND RESTATED PROMISSORY NOTE

Maximum principal amount of up to                      Dated as of March 1, 2004
$21,000,000.00

         FOR VALUE RECEIVED, the undersigned SAC Holding Corporation, a Nevada corporation (the "Maker" or the "undersigned"), promises to pay to the order of U-Haul International, Inc. a Nevada corporation, ("Payee"), at the principal office of the Payee at 2721 North Central Avenue, Phoenix, Arizona 85004 or at such other place or places as Payee may from time to time designate in writing, the principal sum of up to Twenty-One Million and no/100th Dollars ($21,000,000.00), or, if less, the aggregate unpaid principal amount of the Loan made by Payee to Maker, with Interest on the principal balance outstanding from time to time, all as hereinafter set forth.

         1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

                  "Accrual Rate": shall mean the annual interest rate of nine percent (9%).

                  "Additional Interest": shall mean and include both Cash Flow Contingent Interest and Capital Proceeds Contingent Interest.

                  "Basic Interest": shall have the meaning given it in Section 2(a) below.

                  "Capital Proceeds Contingent Interest": shall have the meaning given it in Section 2(h)(i) below.

                  "Cash Flow Contingent Interest": shall have the meaning given it in Section 2(e) below.

                  "Catch-Up Payment": shall have the meaning given it in Section 2(d).

                  "Deferred Interest": shall have the meaning given it in
Section 2(a).

                  "GAAP": shall mean generally accepted accounting principles as used and understood in the United States of America from time to time.

                  "Gross Receipts": shall mean, for any period all gross receipts, revenues and income of any and every kind collected or received by or for the benefit or account of Maker and the Property Owner during such period arising from the ownership, rental, use, occupancy or

SACH (18)
operation of the Real Property. Gross Receipts shall include, without limitation, all receipts from all tenants, licensees, customers and other occupants and users of the Real Property, including, without limitation, rents, security deposits and the like, interest earned and paid or credited on all Maker's or the Property Owner's deposit accounts related to the Real Property, all proceeds of rent or business interruption insurance, and the proceeds of all casualty insurance and eminent domain awards to the extent not applied, or reserved and applied within six (6) months after the creation of such reserve, to the restoration of the Real Property. Gross Receipts shall include the dealer commission payable from U-Haul International, Inc. (or affiliate thereof) to Maker (or affiliate thereof) for the rental of U-Haul equipment at the Real Property; provided however that such dealer commissions payable shall not be included in Gross Receipts until the 15th day of the month following the month in which such rental occurred, all in accordance with the customary procedure for the payment of dealer commissions. Gross Receipts shall not include any capital contributed to Maker or proceeds from any loan made to Maker or proceeds from the sale of any Real Property. Any receipt included within Gross Receipts in one period shall not be included within Gross Receipts for any other period (i.e., no item of revenue or receipts shall be counted twice).

                  "Highest Lawful Rate": shall mean the maximum rate of interest which the Payee is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

                  "Interest": shall mean Basic Interest and Additional Interest.

                  "Loan": shall mean the unsecured loan in the amount of up to $21,000,000.00 made by Payee to Maker and evidenced by this Note, or up to such amount as may have been advanced by Payee to Maker from time to time.

                  "Management Fee": shall mean the fee paid to the Property Manager pursuant to the Property Management Agreement.

                  "Maturity Date": shall mean the first to occur of: (i) the Stated Maturity Date; (ii) the date on which the unpaid principal balance of, and unpaid Interest on, this Note shall become due and payable on account of acceleration by Payee and (iii) the date on which a Triggering Event occurs.

                  "Net Capital Proceeds": shall have the meaning given it in
Section 2(h)(iv) below.

                  "Net Cash Flow": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the sum of Interest paid during such period and Operating Expenses paid for and with respect to such period; but Net Cash Flow for any period shall not be less than zero.

                  "Net Cash Flow Before Debt Service": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the Operating Expenses for and with respect to such period.

SACH (18)

                  "Note": shall mean this Amended and Restated Promissory Note as it may be amended, modified, extended or restated from time to time, together with all substitutions and replacements therefor.

                  "Operating Expenses": shall mean, for any period, all cash expenditures of Maker and the Property Owner actually paid (and properly payable) during such period for (i) real and personal property taxes on the Real Property; (ii) principal and interest on the secured Real Property debt; (iii) premiums for liability, property and other insurance on the Real Property; (iv) the Management Fee; (v) sales and rental taxes relating to the Real Property; and (vi) normal, reasonable and customary operating expenses of the Real Property. In no event shall Operating Expenses include amounts distributed to the partners or shareholder's of Maker or the Property Owner, any payments made on the Loan or any other loan obtained by Maker, amounts paid out of any funded reserve expressly approved by Payee, if any, non-cash expenses such as depreciation, or any cost or expense related to the restoration of the Property in the event of a casualty or eminent domain taking paid for from the proceeds of insurance or an eminent domain award or any reserve funded by insurance proceeds or eminent domain awards.

                  "Pay Rate": shall mean a rate per annum equal of two percent (2.0%).

                  "Pay Rate Interest": shall mean the interest on the unpaid principal balance of this Note from time to time outstanding at the Pay Rate.

                  "Person": shall mean any corporation, natural person, firm, joint venture, general partnership, limited partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

                  "Property Manager": shall have the meaning given it in Section 6(f) below.

                  "Property Management Agreement": shall have the meaning given such term in Section 6(f) below.

                  "Property Owner" means Eighteen SAC Self-Storage Corporation, a Nevada corporation.

                  "Real Property" means the real property owned by Property Owner from time to time.

                  "SAC Holding Senior Notes": shall mean the 8.5% Senior Notes due 2014 of SAC Holding Corporation and SAC Holding II Corporation.

                  "SAC Notes Indenture": shall mean that certain Indenture with respect to the SAC Holding Senior Notes.

                  "Sale": shall mean any direct or indirect sale, assignment, transfer, conveyance,

SACH (18)
lease or disposition of any kind whatsoever of (i) the Real Property or any portion thereof (excluding leases and licenses in the ordinary course of business, the granting of easements, servitudes, rights-of-way, dedications and like interests in the ordinary course of business and conveyances pursuant to condemnations or eminent domain) or (ii) 25% or more (in the aggregate of all such sales, assignments, transfers, conveyances or dispositions made at any time or from time to time, taken together) of the equity interests in Property Owner.

                  "Stated Maturity Date": shall mean the earlier of (i) January 1, 2022 and (ii) from and after April 1, 2014, on demand by Payee.

                  "Triggering Event": shall have the meaning given it in Section 2(h)(ii) below.

                  2. Interest.

                  (a) Basic Merest Rate Prior to Maturity. From the date hereof through and including the Maturity Date, interest ("Basic Interest") shall accrue on the principal balance of this Note outstanding from time to time at the Accrual Rate. Notwithstanding the foregoing, on the first business day of each month commencing on March 1, 2004 and through the Maturity Date, Maker shall pay to Payee Pay Rate Interest on the unpaid principal balance of this Note. The remainder of the Basic Interest ("Deferred Interest") shall be deferred and shall bear interest at the Accrual Rate, and shall be payable as and at the time provided in Section 2(d) below. Any accrued interest on the Deferred Interest shall be considered part of Deferred Interest.

                  All interest hereunder shall be payable monthly in arrears, on the first business day of each month.

                  (b) Post-Maturity Basic Interest. From and after the Maturity Date, Basic Interest shall accrue and be payable on the outstanding principal balance hereof until paid in full at an annual rate equal to fifteen percent (15%) and such interest shall be payable upon demand.

                  (c) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                  (d) Deferred Interest. Deferred Interest shall be paid as follows:

                           (i) On each monthly date for the payment of Basic
Interest, Maker shall pay an amount, if any (the "Catch-Up Payment"), equal to the lesser of (i) the aggregate outstanding Deferred Interest on the last day of the month for which such payment is being made and (ii) ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period;

                           (ii) All unpaid Deferred Interest shall be paid on
the Maturity Date; and

                           (iii) No payment of Deferred Interest may, when added
to all other payments of Interest or payments construed as interest, shall exceed the Highest Lawful Rate.

SACH (18)

                  (e) Cash Flow Contingent Interest. In addition to Basic Interest and Deferred Interest, on each date on which Basic Interest is payable hereunder, Maker shall pay to Payee interest ("Cash Flow Contingent Interest") in an amount equal to the amount (if any) by which (i) ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period (each calculated as of that date) exceeds (ii) the Catch-Up Payment paid on that date by Maker to Payee.

                  (f) Statements: Adjustment of Payments. Within thirty (30) days following the due date for each payment of Basic Interest, Maker shall, upon the request of Payee, deliver to Payee a statement of operations of the Real Property for the month or other period with respect to which such Basic Interest is due, showing in reasonable detail and in a format approved by Payee the respective amounts of, and the method of calculating Gross Receipts, Operating Expenses, Net Cash Flow, Catch-Up Payment and Cash Flow Contingent Interest for the preceding month, as well as (if requested by Payee) all data reasonably necessary for the calculation of any such amounts. Maker shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all such amounts. Such books and records shall be available for at least five years after the end of the month to which they relate. Payee shall have the right to inspect, copy and audit such books of account and records during reasonable business hours, and upon prior reasonable notice to Maker, for the purpose of verifying the accuracy of any payments made on account of any interest payments made hereunder. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (g) Prorations of Cash Flow Contingent Interest. All interest shall be equitably prorated on the basis of a 360-day year for any partial month in which the term of the Loan commences or in which the Note is paid in full.

                  (h) Capital Proceeds Contingent Interest.

                           (i) Capital Proceeds Contingent Interest Defined.
Subject to Section 2(i) hereof, Maker shall pay to Payee, in addition to Pay Rate Interest, Deferred Interest and Cash Flow Contingent Interest, at the time or times and in the manner hereinafter described, an amount equal to ninety percent (90%) of the Net Capital Proceeds resulting from, or determined at the time of, any of the Triggering Events described below (collectively, "Capital Proceeds Contingent Interest").

                           (ii) Events Triggering Payment of Net Capital
Proceeds. Subject to Section 2(i) hereof, Capital Proceeds Contingent Interest shall be due and payable concurrently with the occurrence of each and every one of the following events (collectively "Triggering Events", and individually, a "Triggering Event"):

                                    (A) Property Sale or Financing The closing
of any Sale or refinancing of the Real Property (any such event is hereinafter collectively referred to as a "Sale or

SACH (18)

Financing");

                                    (B) Default Occurrence. The occurrence of
any Event of Default and the acceleration of the maturity of the Loan on account thereof (hereinafter collectively referred to as a "Default Occurrence"); and

                                    (C) Maturity Occurrence. The occurrence of
the Maturity Date (the "Maturity Occurrence").

                           (iii) Notice of Triggering Event: Time for Payment of
Capital Proceeds Contingent Interest. Maker shall notify Payee of the occurrence of a Triggering Event, and shall pay Payee the full amount of any applicable Capital Proceeds Contingent Interest which is payable in connection therewith, as follows:

                                    (A) In the case of any Sale or Financing or
the Maturity Occurrence, Maker shall give Payee written notice of any such Triggering Event not less than forty-five (45) days before the date such Triggering Event is to occur. Any Capital Proceeds Contingent Interest due Payee on account of any Sale or Financing or the Maturity Occurrence shall be due and payable to Payee within ninety (90) days of the date on which such Triggering Event occurs.

                                    (B) In the case of a Default Occurrence, no
notice of such a Triggering Event need be given by Maker. In such event, payment of any and all Capital Proceeds Contingent Interest on account of the Default Occurrence shall be immediately due and payable upon acceleration of the maturity of the Loan.

                           (iv) Determination of Net Capital Proceeds. Net
Capital Proceeds resulting from a Triggering Event shall be determined as follows:

                                    (A) Net Capital Proceeds From Sale or
Financing. Except as provided in Section 2(h)(iv)(B) below, in the event of a Sale or Financing, "Net Capital Proceeds" shall be the amount which is equal to:
(i) the Gross Capital Proceeds (as hereinafter defined) realized from the Real Property minus (ii) the sum of: (aa) reasonable brokerage commissions (excluding any payments to any affiliate of Maker to the extent such payments exceed those which would have been due as commissions to a non-affiliate broker rendering identical services), title insurance premiums, documentary transfer or stamp taxes, mortgage taxes, environmental report fees, escrow fees and recording charges, appraisal fees, reasonable attorneys' fees and costs, and sales taxes, in each case actually paid or payable by Maker (or Property Owner) in connection with the Sale or Financing, (bb) all payments of principal, Basic Interest and Cash Flow Contingent Interest payable to Payee on account of this Note from the proceeds of such Sale or Financing, and (cc) an amount equal to all payments of principal, interest and yield maintenance and/or defeasance fees and expenses due and payable on any senior loans, if any (including, without limitation the SAC Holding Senior Notes), made from the proceeds of such Sale or Financing. For purposes of this Section 2(h), "Gross Capital Proceeds" shall mean the gross proceeds of whatever form or nature payable directly or indirectly to or for the benefit or account of Maker in connection with such Sale or Financing, including, without limitation: cash, the outstanding balance of any

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financing which will remain as a lien or encumbrance against the Real Property or any portion thereof following such Sale or Financing (but only in the case of a Sale, and not in the case of an encumbrance), and the cash equivalent of the fair market value of any non-cash consideration, including the present value of any promissory note received as part of the proceeds of such Sale or Financing (valued at a market rate of interest).

                                   (B) Net Capital Proceeds In Connection With a
Default or Maturity Occurrence. In the event of a Default Occurrence or the Maturity Occurrence when no Sale or Financing has occurred, the "Net Capital Proceeds" shall equal: (i) the fair market value of the Real Property determined as of the date of such Triggering Event in accordance with Section 2(h)(v) below, minus (ii) the sum of (aa) the outstanding principal balance, together with accrued but unpaid Basic Interest on this Note and (bb) the outstanding principal balance of, and accrued but unpaid interest on, the secured Real Property debt.

                           (v) Determination of Fair Market Value. The fair
market value of the Real Property shall be determined for purposes of this Note as follows:

                                   (A) Partial Sale. In the event of a Sale of
a portion of the Real Property, Payee shall select an experienced and reputable appraiser to prepare a written appraisal report of the fair market value of the Real Property in accordance with clause (C) below, and the appraised fair market value submitted to Payee by such appraiser shall be conclusive for purposes of this Note.

                                   (B) Other Occurrences. In all other
circumstances the fair market value of the Real Property shall be deemed to equal the result of dividing the Net Cash Flow Before Debt Service for the immediately preceding fiscal year by ten percent (10%). However, if the Net Cash Flow Before Debt Service for the immediately preceding fiscal year has been lowered because of unusually high Operating Expenses during such fiscal year the fair market value of the Real Property may, at the option of the Maker be determined by dividing by ten percent (10%) the mean average of the Net Cash Flow Before Debt Service of the Real Property for the three immediately preceding fiscal years of the Real Property.

                                   (C) Appraisal Standards and Assumptions. In
making any determination by appraisal of fair market value, the appraiser(s) shall assume that the improvements then located on the Real Property constitute the highest and best use of the property. If the Triggering Event is a Sale or Financing, the appraiser(s) shall take the sales price into account, although such sales price shall not be determinative of fair market value. Each appraiser selected hereunder shall be an independent MAI-designated appraiser with not less than ten years' experience in commercial real estate appraisal in the general geographical area where the Real Property is located.

                           (vi) Statement, Books and Records. With each payment
of Capital Proceeds Contingent Interest, Maker shall furnish to Payee a statement setting forth Maker's calculation of Net Capital Proceeds and Capital Proceeds Contingent Interest and shall provide a detailed breakdown of all items necessary for such calculation. For a period of five years after each payment

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of Capital Proceeds Contingent Interest, Maker shall keep and maintain full and accurate books and records adequate to correctly reflect each such item. Said books and records shall be available for Payee's inspection, copying and audit during reasonable business hours following reasonable notice for the purpose of verifying the accuracy of the payments made on account of Capital Proceeds Contingent Interest. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by maker as being payable with respect thereto.

                           (viii) Negative Capital Proceeds Contingent Interest.
Notwithstanding any other provision of this Agreement, Payee shall not be responsible or liable in any respect to Maker or any other Person for any reduction in the fair market value of the Real Property or for any contingency, condition or occurrence that might result in a negative number for Capital Proceeds Contingent Interest. If at any time it is calculated, Capital Proceeds Contingent Interest shall be a negative amount, no Capital Proceeds Contingent Interest shall at that time be payable to Payee, but Payee shall in no way be liable for any such negative amount and there shall be no deduction or offset for such negative amount at any time when Capital Proceeds Contingent Interest shall be subsequently calculated.

                  (i) Limitation on Capital Proceeds Contingent Interest while SAC Holding Senior Notes Remain Outstanding. Notwithstanding anything to the contrary herein, in the event a Triggering Event takes place at any time while all or any portion of the SAC Holding Senior Notes is outstanding, the payment of any Capital Proceeds Contingent Interest on account of such occurrence shall be deferred as hereinafter provided, and any amounts constituting Excess Sale Proceeds or Excess Refinancing Proceeds under the SAC Notes Indenture related to such occurrence shall be applied to redeem or repurchase the SAC Holding Senior Notes, in accordance with the terms of the SAC Notes Indenture, it being agreed that payment of Capital Proceeds Contingent Interest is subordinate to the payment in full of the SAC Holding Senior Notes. Subject to the terms of the SAC Notes Indenture and the PSA, Capital Proceeds Contingent Interest shall be paid within five years of the occurrence of such Triggering Event.

         3. Usury Savings Clause. The provisions of this Section 3 shall govern and control over any inconsistent provision contained in this Note. The Payee hereof shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 3, the word "interest" shall be deemed to include Basic Interest, Additional Interest and any other sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event the Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Payee shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note; provided, that if this Note is paid and

SACH(18)
                                       8
performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall refund to Maker the amount of such excess or credit the amount of such excess against the principal of this Note, and, in such event, the Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

         4.       Payments.

                  (a) Interest. Maker promises to pay to Payee Basic Interest and Additional Interest the respective amounts, and at the respective times provided in Section 2 hereinabove. No principal payments shall be due hereunder except as required at the Maturity Date. Each payment of Basic Interest (including without limitation, Deferred Interest) and Additional Interest shall be payable in Phoenix, Arizona (or at any other place which Payee may hereafter designate from time to time for such purpose in a notice duly given to Maker hereunder), not later than noon, Pacific Standard Time, on the date due thereof; and funds received after that hour shall be deemed to have been received by the Payee on the next following business day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a business day, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

                  (b) Principal. The principal amount of this Note, together with all accrued but unpaid Interest, shall be due and payable upon the Maturity Date.

                  (c) Late Payment Charges. If any amount of Interest, principal or any other charge or amount which becomes due and payable under this
Note is not paid and received by the Payee within five business days after the date it first becomes due and payable, Maker shall pay to the Payee hereof a late payment charge in an amount equal to five percent (5%) of the full amount of such late payment, whether such late payment is received prior to or after the expiration of the ten-day cure period set forth in Section 8(a). Maker recognizes that in the event any payment hereunder (other than the principal payment due upon Maturity Date, whether by acceleration or otherwise) is not made when due, Payee will incur extra expenses in handling the delinquent payment, the exact amount of which is impossible to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment is a reasonable estimate of the expenses reasonably anticipated to be so incurred.

                  (d) Prepayment. Maker shall have the right to prepay this Note, without penalty, in whole or in part, at any time in Maker's discretion.

         5. Representations and Warranties of Maker. Maker represents and warrants to Payee, as of the date hereof, that:

                  (a) Due Authorization. Maker is a corporation duly organized and validly existing under the laws of the state of its organization, and has the power and authority to execute and deliver this Note and consummate the transactions contemplated hereby;

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                                       9

                  (b) No Violation. Maker's execution, delivery and performance of its obligations under this Note do not and will not violate the articles of incorporation or by-laws of Maker and will not violate, conflict with or constitute a default under any agreement to which Maker is a party;

                  (c) Consents. No consents, approvals, filings, or notices of, with or to any Person are required on the part of Maker in connection with Maker's execution, delivery and performance of its obligations hereunder that have not been duly obtained, made or given, as the case may be;

                  (d) Enforceability. The Note is valid, binding and enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally.

                  (e) Place of Business. Maker's principal place of business is located at 715 South Country Club Drive, Mesa, AZ 85210.

         6. Affirmative Covenants. Maker hereby covenants and agrees that, so long as any indebtedness under the Note remains unpaid, Maker shall:

                  (a) Use of Proceeds. Use the proceeds of the Loan to capitalize the Property Owner and/or for other lawful corporate purposes.

                  (b) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and, upon reasonable notice, permit representatives of Payee to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Payee and to discuss the business, operations, properties and financial and other conditions of Maker with officers and employees of Maker and with its independent certified public accountants. Such books and records shall be available for at least five (5) years after the end of the relevant calendar month. Payee shall have the right to inspect, copy and audit such books of account and records at Payee's expense, during reasonable business hours, and upon reasonable notice to Maker, for the purpose of verifying the accuracy of any principal payments made. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (c) Notices. Give prompt written notice to Payee of (i) any claims, proceedings or disputes (whether or not purportedly on behalf of Maker) against, or to Maker's knowledge, threatened or affecting Maker or the Real Property which, if adversely determined, could reasonably be expected to have a material adverse effect on Maker (without in any way limiting the foregoing, claims, proceedings, or disputes involving in the aggregate monetary amounts in excess of $500,000 not fully covered by insurance shall be deemed to be material). Additionally, Maker shall

SACH (18)
give prompt written notice to Payee of any fact known to Maker which would prohibit the making of any payment on or in respect of this Note, but failure to give such notice shall not affect any subordination of this Note to the SAC Holding Senior Notes as provided in Section 2(i) hereof or otherwise.

                  (d) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel, including special local counsel) of Payee, incident to any amendments, waivers and renewals of this Note.

                  (e) Co-operation. Execute and deliver to Payee any and all instruments, documents and agreements, and do or cause to be done from time to time any and all other acts, reasonably deemed necessary or desirable by Payee to effectuate the provisions and purposes of this Note.

                  (f) Management Agreement. Cause or permit the Real Property to be managed by subsidiaries of U-Haul International, Inc. or to be at all times managed by a nationally recognized self-storage property management company (the "Property Manager") approved by the Payee, which Property Manager shall be employed pursuant to an agreement (the "Property Management Agreement") approved by the Payee. In no event shall the fees paid (or required to be paid) to the Property Manager exceed six percent (6%) of Gross Receipts for any time period.

         7. Negative Covenants. Maker hereby agrees that, as long as any indebtedness under the Note remains unpaid, Maker shall not, directly or indirectly:

                  (a) Indebtedness. Create, incur or assume any Indebtedness except for: (i) the SAC Holding Senior Notes; (ii) the Loan; (iii) Maker's contingent obligations under the secured Real Property debt (as the same may be amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise) and the other senior mortgage loans extended to subsidiaries or other affiliates of Maker (as the same may be amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise); (iv) non- delinquent taxes; (v) unsecured debt incurred in the ordinary course of business and (vi) other indebtedness owed to Payee and its affiliates; provided, however, that for so long as the SAC Holding Senior Notes are outstanding, Maker shall not incur any Indebtedness prohibited by the terms of the SAC Notes Indenture.

                  (b) No Bankruptcy Filing. To the extent permitted by law, without the unanimous consent of the Board of Directors of the Maker (for these purposes such Board of Directors will not include any committee thereof) voluntarily file any petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding.

         8. Event of Default; Remedies. Any one of the following occurrences shall constitute an Event of Default under this Note:

                  (a) The failure by the undersigned to make any payment of principal or Interest

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                                       11
upon this Note as and when the same becomes due and payable in accordance with the provisions hereof, and the continuation of such failure for a period of ten
(10) days after receipt of notice thereof to the Maker;

                  (b) Any representation, warranty or certification made by Maker herein or in any report delivered to the Payee under or in connection with this Note is materially inaccurate or incomplete as of the date made; provided, however, that such inaccurate or incomplete representation, warranty or certification is material and cannot be cured without material prejudice to the Payee within 30 days written notice thereof to Maker;

                  (c) The failure by Maker to perform any obligation under, or the occurrence of any other default with respect to any provision of, this Note other than as described in any of the other clauses of this Section 8, and the continuation of such default for a period of 30 days after written notice thereof to the Maker;

                  (d) (i) Maker shall file, institute or commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be filed, instituted or commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, or (B) remains undismissed undischarged for a period of 60 days; or (iii) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied, or bonded to Payee's satisfaction pending appeal, within 60 days from the first entry thereof; or (iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in any of the preceding clauses (i), (ii) or (iii); or (v) Maker shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or shall in writing admit that it is insolvent; or

                  (f) one or more final judgments or orders that exceed $80 million in the aggregate (net of amounts bonded, covered by insurance or covered by a binding agreement for indemnification from a third party) for the payment of money have been entered by a court or courts of competent jurisdiction against Maker and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become non-appealable.

         Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of, and any unpaid Basic Interest and Additional Interest then accrued on, this Note at the option of

SACH(18)
the Payee and without demand or notice of any kind to the undersigned or any other person, shall, subject to the PSA, immediately become and be due and payable in full; and the Payee shall have and may exercise any and all rights and remedies available at law or in equity.

         9. Offset. In addition to (and not in limitation of) any rights of offset that the Payee hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the Payee hereof shall have the right, immediately and without notice, to appropriate and apply to the payment of this Note any and all balances, credits, deposits, accounts or moneys of the Maker then or thereafter with or held by the Payee or an affiliate of Payee.

         10. Allocation of Balances or of Payments. At any and all times until this Note and all amounts hereunder (including principal, Interest, and other charges and amounts, if any) are paid in full, all payments (whether of principal, Interest or other amounts) made by the undersigned or any other person (including any guarantor) to the Payee hereof may be allocated by the Payee to principal, Interest or other charges or amounts as the Payee may determine in its sole, exclusive and unreviewable discretion (and without notice to or the consent of any person).


         11. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

         12.      Waiver.

                  (a) Maker, for itself and for its successors, transferees and assigns, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever (except only for any notice of default expressly provided for in Section 8 of this Note) and the undersigned agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Payee hereof without in any way affecting or diminishing their liability hereunder.

                  (b) No extension of the time for the payment of this Note or any payment becoming due or payable hereunder, which may be made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Maker if it is not a party to such agreement.

                  (c) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Payee hereof promptly after the occurrence of any Event of Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Event of Default continues nor a waiver of such right in connection with any future Event of Default on the part of the undersigned.

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         13.      Payment of Costs. The undersigned hereby expressly agrees that upon the occurrence of any Event of Default under this Note, the undersigned will pay to the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other costs and reasonable expenses incurred by the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other reasonable costs and expenses incurred by the Payee hereof in connection with the protection of this Note, whether or not any lawsuit is ever filed with respect thereto.

         14.      Unsecured Note. This Note is unsecured.

         15. Notices. All notices, demands and other communications hereunder to either party shall be made in writing and shall be deemed to have been given when actually received or, if mailed, on the first to occur of actual receipt or the third business day after the deposit thereof in the United States mails, by registered or certified mail, postage prepaid, addressed as follows:

         If to the Maker:      SAC Holding Corporation
                               715 South Country Club Drive
                               Mesa, AZ 85210
                               Attention: President
                               Fax No.: 480-835-5478

         If to Payee :         U-Haul International, Inc.
                               2721 North Central Avenue
                               Phoenix, Arizona 85004
                               Attention: President

or to either party at such other address as such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party.

         16. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

         17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona.

         18. Jurisdiction. In any controversy, dispute or question arising hereunder, the Maker consents to the exercise of jurisdiction over its person and property by any court of competent jurisdiction situated in the State of Arizona (whether it be a court of the State of Arizona, or a court of the United States of America situated in the State of Arizona), and in connection therewith, agrees to submit to, and be bound by, the jurisdiction of such court upon Payee's mailing of process by registered or certified mail, return receipt requested, postage prepaid, within or without the State of Arizona, to the Maker at its address for receipt of notices under this Note.

SACH(18)

         19. PAYEE NOT PARTNER OF MAKER. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE PAYEE OF THIS NOTE BE DEEMED TO BE A PARTNER OR A CO-VENTURER WITH MAKER OR MAKER'S SUBSIDIARIES. MAKER SHALL NOT REPRESENT TO ANY PERSON THAT THE MAKER AND THE PAYEE HEREOF ARE PARTNERS OR CO-VENTURERS.

         20. JURY TRIAL. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         21. Entire Agreement. This Note constitutes the entire agreement between Maker and Payee. No representations, warranties, undertakings, or promises whether written or oral, expressed or implied have been made by the Payee or its agent unless expressly stated in this Note.

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                                       15

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note, pursuant to proper authority duly granted, as of the date and year first above written.

                      SAC HOLDING CORPORATION
                      a Nevada corporation

                      By: ______________________________

                      Its:______________________________

SACH (18)

 THIS INSTRUMENT IS SUBJECT TO THAT CERTAIN SAC PARTICIPATION AND SUBORDINATION AGREEMENT (THE "PSA") DATED AS OF MARCH 15, 2004 AMONG SAC HOLDING CORPORATION,
    SAC HOLDING II CORPORATION (COLLECTIVELY, "SAC HOLDING"), AMERCO, U-HAUL INTERNATIONAL, INC., AND LAW DEBENTURE TRUST COMPANY OF NEW YORK, INC., AS
         TRUSTEE UNDER THAT CERTAIN INDENTURE WITH RESPECT TO THE 8.5%
                      SENIOR NOTES DUE 2014 OF SAC HOLDING

                      AMENDED AND RESTATED PROMISSORY NOTE

Maximum principal amount of up to                      Dated as of March 1, 2004
$76,000,000.00

         FOR VALUE RECEIVED, the undersigned SAC Financial Corporation, a Nevada corporation (the "Maker" or the "undersigned"), promises to pay to the order of U-Haul International, Inc. a Nevada corporation, ("Payee"), at the principal office of the Payee at 2721 North Central Avenue, Phoenix, Arizona 85004 or at such other place or places as Payee may from time to time designate in writing, the principal sum of up to Seventy-Six Million and no/100th Dollars ($76,000,000.00), or, if less, the aggregate unpaid principal amount of the Loan made by Payee to Maker, with Interest on the principal balance outstanding from time to time, all as hereinafter set forth.

         1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

                  "Accrual Rate": shall mean the annual interest rate of nine percent (9%).

                  "Additional Interest": shall mean and include both Cash Flow Contingent Interest and Capital Proceeds Contingent Interest.

                  "Basic Interest": shall have the meaning given it in Section 2(a) below.

                  "Capital Proceeds Contingent Interest": shall have the meaning given it in Section 2(h)(i) below.

                  "Cash Flow Contingent Interest": shall have the meaning given it in Section 2(e) below.

                  "Catch-Up Payment": shall have the meaning given it in Section 2(d).

                  "Deferred Interest": shall have the meaning given it in
Section 2(a).

                  "GAAP": shall mean generally accepted accounting principles as used and understood in the United States of America from time to time.

                  "Gross Receipts": shall mean, for any period all gross receipts, revenues and income of any and every kind collected or received by or for the benefit or account of Maker and the Property Owner during such period arising from the ownership, rental, use, occupancy or

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                                       1
operation of the Real Property. Gross Receipts shall include, without limitation, all receipts from all tenants, licensees, customers and other occupants and users of the Real Property, including, without limitation, rents, security deposits and the like, interest earned and paid or credited on all Maker's or the Property Owner's deposit accounts related to the Real Property, all proceeds of rent or business interruption insurance, and the proceeds of all casualty insurance and eminent domain awards to the extent not applied, or reserved and applied within six (6) months after the creation of such reserve, to the restoration of the Real Property. Gross Receipts shall include the dealer commission payable from U-Haul International, Inc. (or affiliate thereof) to Maker (or affiliate thereof) for the rental of U-Haul equipment at the Real Property; provided however that such dealer commissions payable shall not be included in Gross Receipts until the 15th day of the month following the month in which such rental occurred, all in accordance with the customary procedure for the payment of dealer commissions. Gross Receipts shall not include any capital contributed to Maker or proceeds from any loan made to Maker or proceeds from the sale of any Real Property. Any receipt included within Gross Receipts in one period shall not be included within Gross Receipts for any other period (i.e., no item of revenue or receipts shall be counted twice).

                  "Highest Lawful Rate": shall mean the maximum rate of interest which the Payee is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

                  "Interest": shall mean Basic Interest and Additional Interest.

                  "Loan": shall mean the unsecured loan in the amount of up to $76,000,000.00 made by Payee to Maker and evidenced by this Note, or up to such amount as may have been advanced by Payee to Maker from time to time.

                  "Management Fee": shall mean the fee paid to the Property Manager pursuant to the Property Management Agreement.

                  "Maturity Date": shall mean the first to occur of: (i) the Stated Maturity Date; (ii) the date on which the unpaid principal balance of, and unpaid Interest on, this Note shall become due and payable on account of acceleration by Payee and (iii) the date on which a Triggering Event occurs.

                  "Net Capital Proceeds": shall have the meaning given it in
Section 2(h)(iv) below.

                  "Net Cash Flow": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the sum of Interest paid during such period and Operating Expenses paid for and with respect to such period; but Net Cash Flow for any period shall not be less than zero.

                  "Net Cash Flow Before Debt Service": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the Operating Expenses for and with respect to such period.

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                  "Note": shall mean this Amended and Restated Promissory Note as it may be amended, modified, extended or restated from time to time, together with all substitutions and replacements therefor.

                  "Operating Expenses": shall mean, for any period, all cash expenditures of Maker and the Property Owner actually paid (and properly payable) during such period for (i) real and personal property taxes on the Real Property; (ii) principal and interest on the secured Real Property debt; (iii) premiums for liability, property and other insurance on the Real Property; (iv) the Management Fee; (v) sales and rental taxes relating to the Real Property; and (vi) normal, reasonable and customary operating expenses of the Real Property. In no event shall Operating Expenses include amounts distributed to the partners or shareholder's of Maker or the Property Owner, any payments made on the Loan or any other loan obtained by Maker, amounts paid out of any funded reserve expressly approved by Payee, if any, non-cash expenses such as depreciation, or any cost or expense related to the restoration of the Property in the event of a casualty or eminent domain taking paid for from the proceeds of insurance or an eminent domain award or any reserve funded by insurance proceeds or eminent domain awards.

                  "Pay Rate": shall mean a rate per annum equal of two percent (2.0%).

                  "Pay Rate Interest": shall mean the interest on the unpaid principal balance of this Note from time to time outstanding at the Pay Rate.

                  "Person": shall mean any corporation, natural person, firm, joint venture, general partnership, limited partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

                  "Property Manager": shall have the meaning given it in Section 6(f) below.

                  "Property Management Agreement": shall have the meaning given such term in Section 6(f) below.

                  "Property Owner" means, collectively, Twenty-Four SAC Self-Storage Partnership, a Nevada limited partnership, Twenty-Five SAC Self-Storage Partnership, a Nevada limited partnership, Twenty-Six SAC Self-Storage Partnership, a Nevada limited partnership and Twenty-Seven SAC Self-Storage Partnership, a Nevada limited partnership

                   "Real Property" means the real property owned by Property Owner from time to time.

                  "SAC Holding Senior Notes": shall mean the 8.5% Senior Notes due 2014 of SAC Holding Corporation and SAC Holding II Corporation.

                  "SAC Notes Indenture": shall mean that certain Indenture with respect to the SAC Holding Senior Notes.

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                  "Sale": shall mean any direct or indirect sale, assignment, transfer, conveyance, lease or disposition of any kind whatsoever of (i) the Real Property or any portion thereof (excluding leases and licenses in the ordinary course of business, the granting of easements, servitudes, rights-of-way, dedications and like interests in the ordinary course of business and conveyances pursuant to condemnations or eminent domain) or (ii) 25% or more (in the aggregate of all such sales, assignments, transfers, conveyances or dispositions made at any time or from time to time, taken together) of the equity interests in Property Owner.

                  "Stated Maturity Date": shall mean the earlier of (i) January 1, 2022 and (ii) from and after April 1, 2014, on demand by Payee.

                  "Triggering Event": shall have the meaning given it in Section 2(h)(ii) below.

         2.       Interest.

                  (a) Basic Interest Rate Prior to Maturity. From the date hereof through and including the Maturity Date, interest ("Basic Interest") shall accrue on the principal balance of this Note outstanding from time to time at the Accrual Rate. Notwithstanding the foregoing, on the first business day of each month commencing on March 1, 2004 and through the Maturity Date, Maker shall pay to Payee Pay Rate Interest on the unpaid principal balance of this Note. The remainder of the Basic Interest ("Deferred Interest") shall be deferred and shall bear interest at the Accrual Rate, and shall be payable as and at the time provided in Section 2(d) below. Any accrued interest on the Deferred Interest shall be considered part of Deferred Interest.

                  All interest hereunder shall be payable monthly in arrears, on the first business day of each month.

                  (b) Post-Maturity Basic Interest. From and after the Maturity Date, Basic Interest shall accrue and be payable on the outstanding principal balance hereof until paid in full at an annual rate equal to fifteen percent (15%) and such interest shall be payable upon demand.

                  (c) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                  (d) Deferred Interest. Deferred Interest shall be paid as follows:

                           (i)      On each monthly date for the payment of
Basic Interest, Maker shall pay an amount, if any (the "Catch-Up Payment"), equal to the lesser of (i) the aggregate outstanding Deferred Interest on the last day of the month for which such payment is being made and (ii) ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period;

                           (ii)     All unpaid Deferred Interest shall be paid
on the Maturity Date; and

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                           (iii)    No payment of Deferred Interest may, when
added to all other payments of Interest or payments construed as interest, shall exceed the Highest Lawful Rate.

                  (e) Cash Flow Contingent Interest. In addition to Basic Interest and Deferred Interest, on each date on which Basic Interest is payable hereunder, Maker shall pay to Payee interest ("Cash Flow Contingent Interest") in an amount equal to the amount (if any) by which (i) ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period (each calculated as of that date) exceeds (ii) the Catch-Up Payment paid on that date by Maker to Payee.

                  (f)      Statements; Adjustment of Payments. Within thirty
(30) days following the due date for each payment of Basic Interest, Maker shall, upon the request of Payee, deliver to Payee a statement of operations of the Real Property for the month or other period with respect to which such Basic Interest is due, showing in reasonable detail and in a format approved by Payee the respective amounts of, and the method of calculating Gross Receipts, Operating Expenses, Net Cash Flow, Catch-Up Payment and Cash Flow Contingent Interest for the preceding month, as well as (if requested by Payee) all data reasonably necessary for the calculation of any such amounts. Maker shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all such amounts. Such books and records shall be available for at least five years after the end of the month to which they relate. Payee shall have the right to inspect, copy and audit such books of account and records during reasonable business hours, and upon prior reasonable notice to Maker, for the purpose of verifying the accuracy of any payments made on account of any interest payments made hereunder. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (g) Prorations of Cash Flow Contingent Interest. All interest shall be equitably prorated on the basis of a 360-day year for any partial month in which the term of the Loan commences or in which the Note is paid in full.

                  (h)      Capital Proceeds Contingent Interest.

                           (i)      Capital Proceeds Contingent Interest
Defined. Subject to Section 2(i) hereof, Maker shall pay to Payee, in addition to Pay Rate Interest, Deferred Interest and Cash Flow Contingent Interest, at the time or times and in the manner hereinafter described, an amount equal to ninety percent (90%) of the Net Capital Proceeds resulting from, or determined at the time of, any of the Triggering Events described below (collectively, "Capital Proceeds Contingent Interest").

                           (ii)     Events Triggering Payment of Net Capital
Proceeds. Subject to Section 2(i) hereof, Capital Proceeds Contingent Interest shall be due and payable concurrently with the occurrence of each and every one of the following events (collectively "Triggering Events", and individually, a "Triggering Event"):

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                                    (A)      Property Sale or Financing. The
closing of any Sale or refinancing of the Real Property (any such event is hereinafter collectively referred to as a "Sale or Financing");

                                    (B)      Default Occurrence. The occurrence
of any Event of Default and the acceleration of the maturity of the Loan on account thereof (hereinafter collectively referred to as a "Default Occurrence"); and

                                    (C)      Maturity Occurrence. The occurrence
of the Maturity Date (the "Maturity Occurrence").

                           (iii)    Notice of Triggering Event: Time for Payment
of Capital Proceeds Contingent Interest. Maker shall notify Payee of the occurrence of a Triggering Event, and shall pay Payee the full amount of any applicable Capital Proceeds Contingent Interest which is payable in connection therewith, as follows:

                                    (A)      In the case of any Sale or
Financing or the Maturity Occurrence, Maker shall give Payee written notice of any such Triggering Event not less than forty-five (45) days before the date such Triggering Event is to occur. Any Capital Proceeds Contingent Interest due Payee on account of any Sale or Financing or the Maturity Occurrence shall be due and payable to Payee within ninety (90) days of the date on which such Triggering Event occurs.

                                    (B)      In the case of a Default
Occurrence, no notice of such a Triggering Event need be given by Maker. In such event, payment of any and all Capital Proceeds Contingent Interest on account of the Default Occurrence shall be immediately due and payable upon acceleration of the maturity of the Loan.

                           (iv)     Determination of Net Capital Proceeds. Net
Capital Proceeds resulting from a Triggering Event shall be determined as follows:

                                    (A)      Net Capital Proceeds From Sale or
Financing. Except as provided in Section 2(h)(iv)(B) below, in the event of a Sale or Financing, "Net Capital Proceeds" shall be the amount which is equal to:
(i) the Gross Capital Proceeds (as hereinafter defined) realized from the Real Property minus (ii) the sum of: (aa) reasonable brokerage commissions (excluding any payments to any affiliate of Maker to the extent such payments exceed those which would have been due as commissions to a non-affiliate broker rendering identical services), title insurance premiums, documentary transfer or stamp taxes, mortgage taxes, environmental report fees, escrow fees and recording charges, appraisal fees, reasonable attorneys' fees and costs, and sales taxes, in each case actually paid or payable by Maker (or Property Owner) in connection with the Sale or Financing, (bb) all payments of principal, Basic Interest and Cash Flow Contingent Interest payable to Payee on account of this Note from the proceeds of such Sale or Financing, and (cc) an amount equal to all payments of principal, interest and yield maintenance and/or defeasance fees and expenses due and payable on any senior loans, if any (including, without limitation the SAC Holding Senior Notes), made from the proceeds of such Sale or Financing. For purposes of this Section 2(h), "Gross Capital Proceeds" shall mean the gross proceeds of whatever form or

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

nature payable directly or indirectly to or for the benefit or account of Maker in connection with such Sale or Financing, including, without limitation: cash, the outstanding balance of any financing which will remain as a lien or encumbrance against the Real Property or any portion thereof following such Sale or Financing (but only in the case of a Sale, and not in the case of an encumbrance), and the cash equivalent of the fair market value of any non-cash consideration, including the present value of any promissory note received as part of the proceeds of such Sale or Financing (valued at a market rate of interest).

                                    (B)      Net Capital Proceeds In Connection
With a Default or Maturity Occurrence. In the event of a Default Occurrence or the Maturity Occurrence when no Sale or Financing has occurred, the "Net Capital Proceeds" shall equal: (i) the fair market value of the Real Property determined as of the date of such Triggering Event in accordance with Section 2(h)(V) below, minus (ii) the sum of (aa) the outstanding principal balance, together with accrued but unpaid Basic Interest on this Note and (bb) the outstanding principal balance of, and accrued but unpaid interest on, the secured Real Property debt.

                           (v)      Determination of Fair Market Value. The fair
market value of the Real Property shall be determined for purposes of this Note as follows:

                                    (A)      Partial Sale. In the event of a
Sale of a portion of the Real Property, Payee shall select an experienced and reputable appraiser to prepare a written appraisal report of the fair market value of the Real Property in accordance with clause (C) below, and the appraised fair market value submitted to Payee by such appraiser shall be conclusive for purposes of this Note.

                                    (B)      Other Occurrences. In all other
circumstances the fair market value of the Real Property shall be deemed to equal the result of dividing the Net Cash Flow Before Debt Service for the immediately preceding fiscal year by ten percent (10%). However, if the Net Cash Flow Before Debt Service for the immediately preceding fiscal year has been lowered because of unusually high Operating Expenses during such fiscal year the fair market value of the Real Property may, at the option of the Maker be determined by dividing by ten percent (10%) the mean average of the Net Cash Flow Before Debt Service of the Real Property for the three immediately preceding fiscal years of the Real Property.

                                    (C)      Appraisal Standards and
Assumptions. In making any determination by appraisal of fair market value, the appraiser(s) shall assume that the improvements then located on the Real Property constitute the highest and best use of the property. If the Triggering Event is a Sale or Financing, the appraiser(s) shall take the sales price into account, although such sales price shall not be determinative of fair market value. Each appraiser selected hereunder shall be an independent MAI-designated appraiser with not less than ten years' experience in commercial real estate appraisal in the general geographical area where the Real Property is located.

                           (vi)     Statement, Books and Records. With each
payment of Capital Proceeds Contingent Interest, Maker shall furnish to Payee a statement setting forth Maker's calculation of

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Net Capital Proceeds and Capital Proceeds Contingent Interest and shall provide a detailed breakdown of all items necessary for such calculation. For a period of five years after each payment of Capital Proceeds Contingent Interest, Maker shall keep and maintain full and accurate books and records adequate to correctly reflect each such item. Said books and records shall be available for Payee's inspection, copying and audit during reasonable business hours following reasonable notice for the purpose of verifying the accuracy of the payments made on account of Capital Proceeds Contingent Interest. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by maker as being payable with respect thereto.

                           (viii)   Negative Capital Proceeds Contingent
Interest. Notwithstanding any other provision of this Agreement, Payee shall not be responsible or liable in any respect to Maker or any other Person for any reduction in the fair market value of the Real Property or for any contingency, condition or occurrence that might result in a negative number for Capital Proceeds Contingent Interest. If at any time it is calculated, Capital Proceeds Contingent Interest shall be a negative amount, no Capital Proceeds Contingent Interest shall at that time be payable to Payee, but Payee shall in no way be liable for any such negative amount and there shall be no deduction or offset for such negative amount at any time when Capital Proceeds Contingent Interest shall be subsequently calculated.

                  (i) Limitation on Capital Proceeds Contingent Interest while SAC Holding Senior Notes Remain Outstanding. Notwithstanding anything to the contrary herein, in the event a Triggering Event takes place at any time while all or any portion of the SAC Holding Senior Notes is outstanding, the payment of any Capital Proceeds Contingent Interest on account of such occurrence shall be deferred as hereinafter provided, and any amounts constituting Excess Sale Proceeds or Excess Refinancing Proceeds under the SAC Notes Indenture related to such occurrence shall be applied to redeem or repurchase the SAC Holding Senior Notes, in accordance with the terms of the SAC Notes Indenture, it being agreed that payment of Capital Proceeds Contingent Interest is subordinate to the payment in full of the SAC Holding Senior Notes. Subject to the terms of the SAC Notes Indenture and the PSA, Capital Proceeds Contingent Interest shall be paid within five years of the occurrence of such Triggering Event.

         3. Usury Savings Clause. The provisions of this Section 3 shall govern and control over any inconsistent provision contained in this Note. The Payee hereof shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 3, the word "interest" shall be deemed to include Basic Interest, Additional Interest and any other sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event the Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Payee shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(ii)

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exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall refund to Maker the amount of such excess or credit the amount of such excess against the principal of this Note, and, in such event, the Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

         4.       Payments.

                  (a) Interest. Maker promises to pay to Payee Basic Interest and Additional Interest the respective amounts, and at the respective times provided in Section 2 hereinabove. No principal payments shall be due hereunder except as required at the Maturity Date. Each payment of Basic Interest (including without limitation, Deferred Interest) and Additional Interest shall be payable in Phoenix, Arizona (or at any other place which Payee may hereafter designate from time to time for such purpose in a notice duly given to Maker hereunder), not later than noon, Pacific Standard Time, on the date due thereof; and funds received after that hour shall be deemed to have been received by the Payee on the next following business day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a business day, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

                  (b) Principal. The principal amount of this Note, together with all accrued but unpaid Interest, shall be due and payable upon the Maturity Date.

                  (c) Late Payment Charges. If any amount of Interest, principal or any other charge or amount which becomes due and payable under this
Note is not paid and received by the Payee within five business days after the date it first becomes due and payable, Maker shall pay to the Payee hereof a late payment charge in an amount equal to five percent (5%) of the full amount of such late payment, whether such late payment is received prior to or after the expiration of the ten-day cure period set forth in Section 8(a). Maker recognizes that in the event any payment hereunder (other than the principal payment due upon Maturity Date, whether by acceleration or otherwise) is not made when due, Payee will incur extra expenses in handling the delinquent payment, the exact amount of which is impossible to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment is a reasonable estimate of the expenses reasonably anticipated to be so incurred.

                  (d) Prepayment. Maker shall have the right to prepay this Note, without penalty, in whole or in part, at any time in Maker's discretion.

         5. Representations and Warranties of Maker. Maker represents and warrants to Payee, as of the date hereof, that:

                  (a) Due Authorization. Maker is a corporation duly organized and validly existing under the laws of the state of its organization, and has the power and authority to execute and

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deliver this Note and consummate the transactions contemplated hereby;

                  (b) No Violation. Maker's execution, delivery and performance of its obligations under this Note do not and will not violate the articles of incorporation or by-laws of Maker and will not violate, conflict with or constitute a default under any agreement to which Maker is a party;

                  (c) Consents. No consents, approvals, filings, or notices of, with or to any Person are required on the part of Maker in connection with Maker's execution, delivery and performance of its obligations hereunder that have not been duly obtained, made or given, as the case may be;

                  (d) Enforceability. The Note is valid, binding and enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally.

                  (e) Place of Business. Maker's principal place of business is located at 715 South Country Club Drive, Mesa, AZ 85210.

         6. Affirmative Covenants. Maker hereby covenants and agrees that, so long as any indebtedness under the Note remains unpaid, Maker shall:

                  (a) Use of Proceeds. Use the proceeds of the Loan to capitalize the Property Owner and/or for other lawful corporate purposes.

                  (b) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and, upon reasonable notice, permit representatives of Payee to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Payee and to discuss the business, operations, properties and financial and other conditions of Maker with officers and employees of Maker and with its independent certified public accountants. Such books and records shall be available for at least five (5) years after the end of the relevant calendar month. Payee shall have the right to inspect, copy and audit such books of account and records at Payee's expense, during reasonable business hours, and upon reasonable notice to Maker, for the purpose of verifying the accuracy of any principal payments made. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (c) Notices. Give prompt written notice to Payee of (i) any claims, proceedings or disputes (whether or not purportedly on behalf of Maker) against, or to Maker's knowledge, threatened or affecting Maker or the Real Property which, if adversely determined, could reasonably be expected to have a material adverse effect on Maker (without in any way limiting the foregoing, claims, proceedings, or disputes involving in the aggregate monetary amounts in excess of $500,000 not fully covered by insurance shall be deemed to be material). Additionally, Maker shall

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give prompt written notice to Payee of any fact known to Maker which would prohibit the making of any payment on or in respect of this Note, but failure to give such notice shall not affect any subordination of this Note to the SAC Holding Senior Notes as provided in Section 2(i) hereof or otherwise.

                  (d) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel, including special local counsel) of Payee, incident to any amendments, waivers and renewals of this Note.

                  (e) Co-operation. Execute and deliver to Payee any and all instruments, documents and agreements, and do or cause to be done from time to time any and all other acts, reasonably deemed necessary or desirable by Payee to effectuate the provisions and purposes of this Note.

                  (f) Management Agreement. Cause or permit the Real Property to be managed by subsidiaries of U-Haul International, Inc. or to be at all times managed by a nationally recognized self-storage property management company (the "Property Manager") approved by the Payee, which Property Manager shall be employed pursuant to an agreement (the "Property Management Agreement") approved by the Payee. In no event shall the fees paid (or required to be paid) to the Property Manager exceed six percent (6%) of Gross Receipts for any time period.

         7. Negative Covenants. Maker hereby agrees that, as long as any indebtedness under the Note remains unpaid, Maker shall not, directly or indirectly:

                  (a) Indebtedness. Create, incur or assume any Indebtedness except for: (i) the SAC Holding Senior Notes; (ii) the Loan; (iii) Maker's contingent obligations under the secured Real Property debt (as the same may be amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise) and the other senior mortgage loans extended to subsidiaries or other affiliates of Maker (as the same may be amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise); (iv) non-delinquent taxes; (v) unsecured debt incurred in the ordinary course of business and (vi) other indebtedness owed to Payee and its affiliates; provided, however, that for so long as the SAC Holding Senior Notes are outstanding, Maker shall not incur any Indebtedness prohibited by the terms of the SAC Notes Indenture.

                  (b) No Bankruptcy Filing. To the extent permitted by law, without the unanimous consent of the Board of Directors of the Maker (for these purposes such Board of Directors will not include any committee thereof) voluntarily file any petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding.

         8. Event of Default; Remedies. Any one of the following occurrences shall constitute an Event of Default under this Note:

                  (a) The failure by the undersigned to make any payment of principal or Interest upon this Note as and when the same becomes due and payable in accordance with the provisions

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hereof, and the continuation of such failure for a period of ten (10) days after receipt of notice thereof to the Maker;

                  (b) Any representation, warranty or certification made by Maker herein or in any report delivered to the Payee under or in connection with this Note is materially inaccurate or incomplete as of the date made; provided, however, that such inaccurate or incomplete representation, warranty or certification is material and cannot be cured without material prejudice to the Payee within 30 days written notice thereof to Maker;

                  (c) The failure by Maker to perform any obligation under, or the occurrence of any other default with respect to any provision of, this Note other than as described in any of the other clauses of this Section 8, and the continuation of such default for a period of 30 days after written notice thereof to the Maker;

                  (d) (i) Maker shall file, institute or commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be filed, instituted or commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, or (B) remains undismissed undischarged for a period of 60 days; or (iii) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied, or bonded to Payee's satisfaction pending appeal, within 60 days from the first entry thereof; or (iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in any of the preceding clauses (i), (ii) or (iii); or (v) Maker shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or shall in writing admit that it is insolvent; or

                  (f) one or more final judgments or orders that exceed $80 million in the aggregate (net of amounts bonded, covered by insurance or covered by a binding agreement for indemnification from a third party) for the payment of money have been entered by a court or courts of competent jurisdiction against Maker and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become non-appealable.

         Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of, and any unpaid Basic Interest and Additional Interest then accrued on, this Note at the option of the Payee and without demand or notice of any kind to the undersigned or any other person, shall,

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subject to the terms of the PSA, immediately become and be due and payable in full; and the Payee shall have and may exercise any and all rights and remedies available at law or in equity.

         9. Offset. In addition to (and not in limitation of) any rights of offset that the Payee hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the Payee hereof shall have the right, immediately and without notice, to appropriate and apply to the payment of this Note any and all balances, credits, deposits, accounts or moneys of the Maker then or thereafter with or held by the Payee or an affilate of Payee.

         10. Allocation of Balances or of Payments. At any and all times until this Note and all amounts hereunder (including principal, Interest, and other charges and amounts, if any) are paid in full, all payments (whether of principal, Interest or other amounts) made by the undersigned or any other person (including any guarantor) to the Payee hereof may be allocated by the Payee to principal, Interest or other charges or amounts as the Payee may determine in its sole, exclusive and unreviewable discretion (and without notice to or the consent of any person).

         11. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

         12.      Waiver.

                  (a) Maker, for itself and for its successors, transferees and assigns, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever (except only for any notice of default expressly provided for in Section 8 of this Note) and the undersigned agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Payee hereof without in any way affecting or diminishing their liability hereunder.

                  (b) No extension of the time for the payment of this Note or any payment becoming due or payable hereunder, which may be made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Maker if it is not a party to such agreement.

                  (c) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Payee hereof promptly after the occurrence of any Event of Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Event of Default continues nor a waiver of such right in connection with any future Event of Default on the part of the undersigned.

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         13.      Payment of Costs. The undersigned hereby expressly agrees that upon the occurrence of any Event of Default under this Note, the undersigned will pay to the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other costs and reasonable expenses incurred by the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other reasonable costs and expenses incurred by the Payee hereof in connection with the protection of this Note, whether or not any lawsuit is ever filed with respect thereto.

         14.      Unsecured Note. This Note is unsecured.

         15. Notices. All notices, demands and other communications hereunder to either party shall be made in writing and shall be deemed to have been given when actually received or, if mailed, on the first to occur of actual receipt or the third business day after the deposit thereof in the United States mails, by registered or certified mail, postage prepaid, addressed as follows:

         If to the Maker:      SAC Holding Corporation
                               715 South Country Club Drive
                               Mesa, AZ 85210
                               Attention: President
                               Fax No.: 480-835-5478

         If to Payee :         U-Haul International, Inc.
                               2721 North Central Avenue
                               Phoenix, Arizona 85004
                               Attention: President

or to either party at such other address as such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party.

         16. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

         17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona.

         18. Jurisdiction. In any controversy, dispute or question arising hereunder, the Maker consents to the exercise of jurisdiction over its person and property by any court of competent jurisdiction situated in the State of Arizona (whether it be a court of the State of Arizona, or a court of the United States of America situated in the State of Arizona), and in connection therewith, agrees to submit to, and be bound by, the jurisdiction of such court upon Payee's mailing of process by registered or certified mail, return receipt requested, postage prepaid, within or without the State of Arizona, to the Maker at its address for receipt of notices under this Note.

         19. PAYEE NOT PARTNER OF MAKER. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE PAYEE OF THIS NOTE BE DEEMED TO BE A

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PARTNER OR A CO-VENTURER WITH MAKER OR MAKER'S SUBSIDIARIES. MAKER SHALL NOT
REPRESENT TO ANY PERSON THAT THE MAKER AND THE PAYEE HEREOF ARE PARTNERS OR CO-VENTURERS.

         20. JURY TRIAL. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         21. Entire Agreement. This Note constitutes the entire agreement between Maker and Payee. No representations, warranties, undertakings, or promises whether written or oral, expressed or implied have been made by the Payee or its agent unless expressly stated in this Note.

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         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Note, pursuant to proper authority duly granted, as of the date and year first above written.

                                  SAC FINANCIAL CORPORATION
                                  a Nevada corporation

                                  By: ________________________________________

                                  Its:________________________________________

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 THIS INSTRUMENT IS SUBJECT TO THAT CERTAIN SAC PARTICIPATION AND SUBORDINATION
AGREEMENT (THE "PSA") DATED AS OF MARCH 15, 2004 AMONG SAC HOLDING CORPORATION,
    SAC HOLDING II CORPORATION (COLLECTIVELY, "SAC HOLDING"), AMERCO, U-HAUL INTERNATIONAL, INC., AND LAW DEBENTURE TRUST COMPANY OF NEW YORK, INC., AS
         TRUSTEE UNDER THAT CERTAIN INDENTURE WITH RESPECT TO THE 8.5%
                      SENIOR NOTES DUE 2014 OF SAC HOLDING

                      AMENDED AND RESTATED PROMISSORY NOTE

Maximum principal amount of up to                      Dated as of March 1, 2004
$47,500,000.00

         FOR VALUE RECEIVED, the undersigned SAC Holding Corporation, a Nevada corporation (the "Maker" or the "undersigned"), promises to pay to the order of U-Haul International, Inc. a Nevada corporation, ("Payee"), at the principal office of the Payee at 2721 North Central Avenue, Phoenix, Arizona 85004 or at such other place or places as Payee may from time to time designate in writing, the principal sum of up to Forty-Seven Million Five Hundred Thousand and no/100th Dollars ($47,500,000.00), or, if less, the aggregate unpaid principal amount of the Loan made by Payee to Maker, with Interest on the principal balance outstanding from time to time, all as hereinafter set forth.

         1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

         "Accrual Rate": shall mean the annual interest rate of nine percent
(9%).

         "Additional Interest": shall mean and include both Cash Flow Contingent Interest and Capital Proceeds Contingent Interest.

         "Basic Interest": shall have the meaning given it in Section 2(a) below.

         "Capital Proceeds Contingent Interest": shall have the meaning given it in Section 2(h)(i) below.

         "Cash Flow Contingent Interest": shall have the meaning given it in
Section 2(e) below.

         "Catch-Up Payment": shall have the meaning given it in Section 2(d).

         "Deferred Interest": shall have the meaning given it in Section 2(a).

         "GAAP": shall mean generally accepted accounting principles as used and understood in the United States of America from time to time.

         "Gross Receipts": shall mean, for any period all gross receipts, revenues and income of any and every kind collected or received by or for the benefit or account of Maker and the Property Owner during such period arising from the ownership, rental, use, occupancy or operation of the Real Property. Gross Receipts shall include, without limitation, all receipts from all tenants,

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licensees, customers and other occupants and users of the Real Property, including, without limitation, rents, security deposits and the like, interest earned and paid or credited on all Maker's or the Property Owner's deposit accounts related to the Real Property, all proceeds of rent or business interruption insurance, and the proceeds of all casualty insurance and eminent domain awards to the extent not applied, or reserved and applied within six (6) months after the creation of such reserve, to the restoration of the Real Property. Gross Receipts shall include the dealer commission payable from U-Haul International, Inc. (or affiliate thereof) to Maker (or affiliate thereof) for the rental of U-Haul equipment at the Real Property; provided however that such dealer commissions payable shall not be included in Gross Receipts until the 15th day of the month following the month in which such rental occurred, all in accordance with the customary procedure for the payment of dealer commissions. Gross Receipts shall not include any capital contributed to Maker or proceeds from any loan made to Maker or proceeds from the sale of any Real Property. Any receipt included within Gross Receipts in one period shall not be included within Gross Receipts for any other period (i.e., no item of revenue or receipts shall be counted twice).

         "Highest Lawful Rate": shall mean the maximum rate of interest which the Payee is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

         "Interest": shall mean Basic Interest and Additional Interest.

         "Loan": shall mean the unsecured loan in the amount of up to $47,500,000.00 made by Payee to Maker and evidenced by this Note, or up to such amount as may have been advanced by Payee to Maker from time to time.

         "Management Fee": shall mean the fee paid to the Property Manager pursuant to the Property Management Agreement.

         "Maturity Date": shall mean the first to occur of: (i) the Stated Maturity Date; (ii) the date on which the unpaid principal balance of, and unpaid Interest on, this Note shall become due and payable on account of acceleration by Payee and (iii) the date on which a Triggering Event occurs.

         "Net Capital Proceeds": shall have the meaning given it in Section 2(h)(iv) below.

         "Net Cash Flow": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the sum of Interest paid during such period and Operating Expenses paid for and with respect to such period; but Net Cash Flow for any period shall not be less than zero.

         "Net Cash Flow Before Debt Service": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the Operating Expenses for and with respect to such period.

         "Note": shall mean this Amended and Restated Promissory Note as it may be amended, modified, extended or restated from time to time, together with all substitutions and replacements therefor.

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         "Operating Expenses": shall mean, for any period, all cash expenditures of Maker and the Property Owner actually paid (and properly payable) during such period for (i) real and personal property taxes on the Real Property; (ii) principal and interest on the secured Real Property debt; (iii) premiums for liability, property and other insurance on the Real Property; (iv) the Management Fee; (v) sales and rental taxes relating to the Real Property; and
(vi) normal, reasonable and customary operating expenses of the Real Property.
In no event shall Operating Expenses include amounts distributed to the partners or shareholder's of Maker or the Property Owner, any payments made on the Loan or any other loan obtained by Maker, amounts paid out of any funded reserve expressly approved by Payee, if any, non-cash expenses such as depreciation, or any cost or expense related to the restoration of the Property in the event of a casualty or eminent domain taking paid for from the proceeds of insurance or an eminent domain award or any reserve funded by insurance proceeds or eminent domain awards.

         "Pay Rate": shall mean a rate per annum equal of two percent (2.0%).

         "Pay Rate Interest": shall mean the interest on the unpaid principal balance of this Note from time to time outstanding at the Pay Rate.

         "Person": shall mean any corporation, natural person, firm, joint venture, general partnership, limited partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

         "Property Manager": shall have the meaning given it in Section 6(f) below.

         "Property Management Agreement": shall have the meaning given such term in Section 6(f) below.

         "Property Owner" means, collectively, Twenty SAC Self-Storage Corporation, a Nevada corporation, Twenty-One SAC Self-Storage Corporation, a Nevada corporation, Twenty-Two SAC Self-Storage Corporation, a Nevada corporation and Twenty-Three SAC Self-Storage Corporation, a Nevada corporation.

         "Real Property" means the real property owned by Property Owner from time to time.

         "SAC Holding Senior Notes": shall mean the 8.5% Senior Notes due 2014 of SAC Holding Corporation and SAC Holding II Corporation.

         "SAC Notes Indenture": shall mean that certain Indenture with respect to the SAC Holding Senior Notes.

         "Sale": shall mean any direct or indirect sale, assignment, transfer, conveyance, lease or disposition of any kind whatsoever of (i) the Real Property or any portion thereof (excluding leases and licenses in the ordinary course of business, the granting of easements, servitudes, rights-of-way, dedications and like interests in the ordinary course of business and conveyances pursuant to condemnations or eminent domain) or (ii) 25% or more (in the aggregate of all such sales,

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

assignments, transfers, conveyances or dispositions made at any time or from time to time, taken together) of the equity interests in Property Owner.

         "Stated Maturity Date": shall mean the earlier of (i) January 1, 2022 and (ii) from and after April 1, 2014, on demand by Payee.

         "Triggering Event": shall have the meaning given it in Section 2(h)(ii) below.

         2.       Interest.

                  (a) Basic Interest Rate Prior to Maturity. From the date hereof through and including the Maturity Date, interest ("Basic Interest") shall accrue on the principal balance of this Note outstanding from time to time at the Accrual Rate. Notwithstanding the foregoing, on the first business day of each month commencing on March 1, 2004 and through the Maturity Date, Maker shall pay to Payee Pay Rate Interest on the unpaid principal balance of this Note. The remainder of the Basic Interest ("Deferred Interest") shall be deferred and shall bear interest at the Accrual Rate, and shall be payable as and at the time provided in Section 2(d) below. Any accrued interest on the Deferred Interest shall be considered part of Deferred Interest.

         All interest hereunder shall be payable monthly in arrears, on the first business day of each month.

                  (b) Post-Maturity Basic Interest. From and after the Maturity Date, Basic Interest shall accrue and be payable on the outstanding principal balance hereof until paid in full at an annual rate equal to fifteen percent (15%) and such interest shall be payable upon demand.

                  (c) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

                  (d) Deferred Interest. Deferred Interest shall be paid as follows:

                           (i)      On each monthly date for the payment of
Basic Interest, Maker shall pay an amount, if any (the "Catch-Up Payment"), equal to the lesser of (i) the aggregate outstanding Deferred Interest on the last day of the month for which such payment is being made and (ii) ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period;

                           (ii)     All unpaid Deferred Interest shall be paid
on the Maturity Date; and

                           (iii)    No payment of Deferred Interest may, when
added to all other payments of Interest or payments construed as interest, shall exceed the Highest Lawful Rate.

                  (e) Cash Flow Contingent Interest. In addition to Basic Interest and Deferred Interest, on each date on which Basic Interest is payable hereunder, Maker shall pay to Payee interest ("Cash Flow Contingent Interest") in an amount equal to the amount (if any) by which (i)

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

ninety percent (90%) of the result of subtracting from Net Cash Flow Before Debt Service for that month an amount equal to twice the Pay Rate Interest for such period (each calculated as of that date) exceeds (ii) the Catch-Up Payment paid on that date by Maker to Payee.

                  (f)      Statements; Adjustment of Payments. Within thirty
(30) days following the due date for each payment of Basic Interest, Maker shall, upon the request of Payee, deliver to Payee a statement of operations of the Real Property for the month or other period with respect to which such Basic Interest is due, showing in reasonable detail and in a format approved by Payee the respective amounts of, and the method of calculating Gross Receipts, Operating Expenses, Net Cash Flow, Catch-Up Payment and Cash Flow Contingent Interest for the preceding month, as well as (if requested by Payee) all data reasonably necessary for the calculation of any such amounts. Maker shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all such amounts. Such books and records shall be available for at least five years after the end of the month to which they relate. Payee shall have the right to inspect, copy and audit such books of account and records during reasonable business hours, and upon prior reasonable notice to Maker, for the purpose of verifying the accuracy of any payments made on account of any interest payments made hereunder. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (g) Prorations of Cash Flow Contingent Interest. All interest shall be equitably prorated on the basis of a 360-day year for any partial month in which the term of the Loan commences or in which the Note is paid in full.

                  (h)      Capital Proceeds Contingent Interest.

                           (i)      Capital Proceeds Contingent Interest
Defined. Subject to Section 2(i) hereof, Maker shall pay to Payee, in addition to Pay Rate Interest, Deferred Interest and Cash Flow Contingent Interest, at the time or times and in the manner hereinafter described, an amount equal to ninety percent (90%) of the Net Capital Proceeds resulting from, or determined at the time of, any of the Triggering Events described below (collectively, "Capital Proceeds Contingent Interest").

                           (ii)     Events Triggering Payment of Net Capital
Proceeds. Subject to Section 2(i) hereof, Capital Proceeds Contingent Interest shall be due and payable concurrently with the occurrence of each and every one of the following events (collectively "Triggering Events", and individually, a "Triggering Event"):

                                    (A)      Property Sale or Financing. The
closing of any Sale or refinancing of the Real Property (any such event is hereinafter collectively referred to as a "Sale or Financing");

                                    (B)      Default Occurrence. The occurrence
of any Event of Default and the acceleration of the maturity of the Loan on account thereof (hereinafter collectively referred

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

to as a "Default Occurrence"); and

                                    (C)      Maturity Occurrence. The occurrence
of the Maturity Date (the "Maturity Occurrence").

                           (iii)    Notice of Triggering Event: Time for Payment
of Capital Proceeds Contingent Interest. Maker shall notify Payee of the occurrence of a Triggering Event, and shall pay Payee the full amount of any applicable Capital Proceeds Contingent Interest which is payable in connection therewith, as follows:

                                    (A)      In the case of any Sale or
Financing or the Maturity Occurrence, Maker shall give Payee written notice of any such Triggering Event not less than forty-five (45) days before the date such Triggering Event is to occur. Any Capital Proceeds Contingent Interest due Payee on account of any Sale or Financing or the Maturity Occurrence shall be due and payable to Payee within ninety (90) days of the date on which such Triggering Event occurs.

                                    (B)      In the case of a Default
Occurrence, no notice of such a Triggering Event need be given by Maker. In such event, payment of any and all Capital Proceeds Contingent Interest on account of the Default Occurrence shall be immediately due and payable upon acceleration of the maturity of the Loan.

                           (iv)     Determination of Net Capital Proceeds. Net
Capital Proceeds resulting from a Triggering Event shall be determined as follows:

                                    (A)      Net Capital Proceeds From Sale or
Financing. Except as provided in Section 2(h)(iv)(B) below, in the event of a Sale or Financing, "Net Capital Proceeds" shall be the amount which is equal to:
(i) the Gross Capital Proceeds (as hereinafter defined) realized from the Real Property minus (ii) the sum of: (aa) reasonable brokerage commissions (excluding any payments to any affiliate of Maker to the extent such payments exceed those which would have been due as commissions to a non-affiliate broker rendering identical services), title insurance premiums, documentary transfer or stamp taxes, mortgage taxes, environmental report fees, escrow fees and recording charges, appraisal fees, reasonable attorneys' fees and costs, and sales taxes, in each case actually paid or payable by Maker (or Property Owner) in connection with the Sale or Financing, (bb) all payments of principal, Basic Interest and Cash Flow Contingent Interest payable to Payee on account of this Note from the proceeds of such Sale or Financing, and (cc) an amount equal to all payments of principal, interest and yield maintenance and/or defeasance fees and expenses due and payable on any senior loans, if any (including, without limitation the SAC Holding Senior Notes), made from the proceeds of such Sale or Financing. For purposes of this Section 2(h), "Gross Capital Proceeds" shall mean the gross proceeds of whatever form or nature payable directly or indirectly to or for the benefit or account of Maker in connection with such Sale or Financing, including, without limitation: cash, the outstanding balance of any financing which will remain as a lien or encumbrance against the Real Property or any portion thereof following such Sale or Financing (but only in the case of a Sale, and not in the case of an encumbrance), and the cash equivalent of the fair market value of any non-cash consideration, including the present value of any promissory note received as part of the proceeds of such Sale or

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Financing (valued at a market rate of interest).

                                    (B)      Net Capital Proceeds In Connection
With a Default or Maturity Occurrence. In the event of a Default Occurrence or the Maturity Occurrence when no Sale or Financing has occurred, the "Net Capital Proceeds" shall equal: (i) the fair market value of the Real Property determined as of the date of such Triggering Event in accordance with Section 2(h)(v) below, minus (ii) the sum of (aa) the outstanding principal balance, together with accrued but unpaid Basic Interest on this Note and (bb) the outstanding principal balance of, and accrued but unpaid interest on, the secured Real Property debt.

                           (v)      Determination of Fair Market Value. The fair
market value of the Real Property shall be determined for purposes of this Note as follows:

                                    (A)      Partial Sale. In the event of a
Sale of a portion of the Real Property, Payee shall select an experienced and reputable appraiser to prepare a written appraisal report of the fair market value of the Real Property in accordance with clause (C) below, and the appraised fair market value submitted to Payee by such appraiser shall be conclusive for purposes of this Note.

                                    (B)      Other Occurrences. In all other
circumstances the fair market value of the Real Property shall be deemed to equal the result of dividing the Net Cash Flow Before Debt Service for the immediately preceding fiscal year by ten percent (10%). However, if the Net Cash Flow Before Debt Service for the immediately preceding fiscal year has been lowered because of unusually high Operating Expenses during such fiscal year the fair market value of the Real Property may, at the option of the Maker be determined by dividing by ten percent (10%) the mean average of the Net Cash Flow Before Debt Service of the Real Property for the three immediately preceding fiscal years of the Real Property.

                                    (C)      Appraisal Standards and
Assumptions. In making any determination by appraisal of fair market value, the appraiser(s) shall assume that the improvements then located on the Real Property constitute the highest and best use of the property. If the Triggering Event is a Sale or Financing, the appraisers) shall take the sales price into account, although such sales price shall not be determinative of fair market value. Each appraiser selected hereunder shall be an independent MAI-designated appraiser with not less than ten years' experience in commercial real estate appraisal in the general geographical area where the Real Property is located.

                           (vi)     Statement, Books and Records. With each
payment of Capital Proceeds Contingent Interest, Maker shall furnish to Payee a statement setting forth Maker's calculation of Net Capital Proceeds and Capital Proceeds Contingent Interest and shall provide a detailed breakdown of all items necessary for such calculation. For a period of five years after each payment of Capital Proceeds Contingent Interest, Maker shall keep and maintain full and accurate books and records adequate to correctly reflect each such item. Said books and records shall be available for Payee's inspection, copying and audit during reasonable business hours following reasonable notice for the purpose of verifying the accuracy of the payments made on account of Capital Proceeds

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Contingent Interest. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by maker as being payable with respect thereto.

                           (viii)   Negative Capital Proceeds Contingent
Interest. Notwithstanding any other provision of this Agreement, Payee shall not be responsible or liable in any respect to Maker or any other Person for any reduction in the fair market value of the Real Property or for any contingency, condition or occurrence that might result in a negative number for Capital Proceeds Contingent Interest. If at any time it is calculated, Capital Proceeds Contingent Interest shall be a negative amount, no Capital Proceeds Contingent Interest shall at that time be payable to Payee, but Payee shall in no way be liable for any such negative amount and there shall be no deduction or offset for such negative amount at any time when Capital Proceeds Contingent Interest shall be subsequently calculated.

                  (i) Limitation on Capital Proceeds Contingent Interest while SAC Holding Senior Notes Remain Outstanding. Notwithstanding anything to the contrary herein, in the event a Triggering Event takes place at any time while all or any portion of the SAC Holding Senior Notes is outstanding, the payment of any Capital Proceeds Contingent Interest on account of such occurrence shall be deferred as hereinafter provided, and any amounts constituting Excess Sale Proceeds or Excess Refinancing Proceeds under the SAC Notes Indenture related to such occurrence shall be applied to redeem or repurchase the SAC Holding Senior Notes, in accordance with the terms of the SAC Notes Indenture, it being agreed that payment of Capital Proceeds Contingent Interest is subordinate to the payment in full of the SAC Holding Senior Notes. Subject to the terms of the SAC Notes Indenture and the PSA, Capital Proceeds Contingent Interest shall be paid within five years of the occurrence of such Triggering Event.

         3. Usury Savings Clause. The provisions of this Section 3 shall govern and control over any inconsistent provision contained in this Note. The Payee hereof shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 3, the word "interest" shall be deemed to include Basic Interest, Additional Interest and any other sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event the Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Payee shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Payee shall refund to Maker the amount of such excess or credit the amount of such excess against the principal of this Note, and, in such event, the Payee shall not be subject to any penalties provided by any laws for

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contracting for, charging, or receiving interest in excess of the Highest Lawful
Rate.

         4.       Payments.

                  (a) Interest. Maker promises to pay to Payee Basic Interest and Additional Interest the respective amounts, and at the respective times provided in Section 2 hereinabove. No principal payments shall be due hereunder except as required at the Maturity Date. Each payment of Basic Interest (including without limitation, Deferred Interest) and Additional Interest shall be payable in Phoenix, Arizona (or at any other place which Payee may hereafter designate from time to time for such purpose in a notice duly given to Maker hereunder), not later than noon, Pacific Standard Time, on the date due thereof; and funds received after that hour shall be deemed to have been received by the Payee on the next following business day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a business day, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

                  (b) Principal. The principal amount of this Note, together with all accrued but unpaid Interest, shall be due and payable upon the Maturity Date.

                  (c) Late Payment Charges. If any amount of Interest, principal or any other charge or amount which becomes due and payable under this
Note is not paid and received by the Payee within five business days after the date it first becomes due and payable, Maker shall pay to the Payee hereof a late payment charge in an amount equal to five percent (5%) of the full amount of such late payment, whether such late payment is received prior to or after the expiration of the ten-day cure period set forth in Section 8(a). Maker recognizes that in the event any payment hereunder (other than the principal payment due upon Maturity Date, whether by acceleration or otherwise) is not made when due, Payee will incur extra expenses in handling the delinquent payment, the exact amount of which is impossible to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment is a reasonable estimate of the expenses reasonably anticipated to be so incurred.

                  (d) Prepayment. Maker shall have the right to prepay this Note, without penalty, in whole or in part, at any time in Maker's discretion.

         5. Representations and Warranties of Maker. Maker represents and warrants to Payee, as of the date hereof, that:

                  (a) Due Authorization. Maker is a corporation duly organized and validly existing under the laws of the state of its organization, and has the power and authority to execute and deliver this Note and consummate the transactions contemplated hereby;

                  (b) No Violation. Maker's execution, delivery and performance of its obligations under this Note do not and will not violate the articles of incorporation or by-laws of Maker and will not violate, conflict with or constitute a default under any agreement to which Maker is a party;

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                  (c)      Consents. No consents, approvals, filings, or notices
of, with or to any Person are required on the part of Maker in connection with Maker's execution, delivery and performance of its obligations hereunder that have not been duly obtained, made or given, as the case may be;

                  (d) Enforceability. The Note is valid, binding and enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally.

                  (e) Place of Business. Maker's principal place of business is located at 715 South Country Club Drive, Mesa, AZ 85210.

         6. Affirmative Covenants. Maker hereby covenants and agrees that, so long as any indebtedness under the Note remains unpaid, Maker shall:

                  (a) Use of Proceeds. Use the proceeds of the Loan to capitalize the Property Owner and/or for other lawful corporate purposes.

                  (b) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and, upon reasonable notice, permit representatives of Payee to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Payee and to discuss the business, operations, properties and financial and other conditions of Maker with officers and employees of Maker and with its independent certified public accountants. Such books and records shall be available for at least five (5) years after the end of the relevant calendar month. Payee shall have the right to inspect, copy and audit such books of account and records at Payee's expense, during reasonable business hours, and upon reasonable notice to Maker, for the purpose of verifying the accuracy of any principal payments made. The costs of any such audit will be paid by Payee, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Payee hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

                  (c) Notices. Give prompt written notice to Payee of (i) any claims, proceedings or disputes (whether or not purportedly on behalf of Maker) against, or to Maker's knowledge, threatened or affecting Maker or the Real Property which, if adversely determined, could reasonably be expected to have a material adverse effect on Maker (without in any way limiting the foregoing, claims, proceedings, or disputes involving in the aggregate monetary amounts in excess of $500,000 not fully covered by insurance shall be deemed to be material). Additionally, Maker shall give prompt written notice to Payee of any fact known to Maker which would prohibit the making of any payment on or in respect of this Note, but failure to give such notice shall not affect any subordination of this Note to the SAC Holding Senior Notes as provided in
Section 2(i) hereof or otherwise.

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                  (d)      Expenses. Pay all reasonable out-of-pocket expenses
(including fees and disbursements of counsel, including special local counsel) of Payee, incident to any amendments, waivers and renewals of this Note.

                  (e) Co-operation. Execute and deliver to Payee any and all instruments, documents and agreements, and do or cause to be done from time to time any and all other acts, reasonably deemed necessary or desirable by Payee to effectuate the provisions and purposes of this Note.

                  (f) Management Agreement. Cause or permit the Real Property to be managed by subsidiaries of U-Haul International, Inc. or to be at all times managed by a nationally recognized self-storage property management company (the "Property Manager") approved by the Payee, which Property Manager shall be employed pursuant to an agreement (the "Property Management Agreement") approved by the Payee. In no event shall the fees paid (or required to be paid) to the Property Manager exceed six percent (6%) of Gross Receipts for any time period.

         7. Negative Covenants. Maker hereby agrees that, as long as any indebtedness under the Note remains unpaid, Maker shall not, directly or indirectly:

                  (a) Indebtedness. Create, incur or assume any Indebtedness except for: (i) the SAC Holding Senior Notes; (ii) the Loan; (iii) Maker's contingent obligations under the secured Real Property debt (as the same may be amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise) and the other senior mortgage loans extended to subsidiaries or other affiliates of Maker (as the same maybe amended, extended or refinanced from time to time by mortgage loan, sale leaseback transaction or otherwise); (iv) non-delinquent taxes; (v) unsecured debt incurred in the ordinary course of business and (vi) other indebtedness owed to Payee and its affiliates; provided, however, that for so long as the SAC Holding Senior Notes are outstanding, Maker shall not incur any Indebtedness prohibited by the terms of the SAC Notes Indenture.

                  (b) No Bankruptcy Filing. To the extent permitted by law, without the unanimous consent of the Board of Directors of the Maker (for these purposes such Board of Directors will not include any committee thereof) voluntarily file any petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding.

         8. Event of Default: Remedies. Any one of the following occurrences shall constitute an Event of Default under this Note:

                  (a) The failure by the undersigned to make any payment of principal or Interest upon this Note as and when the same becomes due and payable in accordance with the provisions hereof, and the continuation of such failure for a period of ten (10) days after receipt of notice thereof to the Maker;

                  (b) Any representation, warranty or certification made by Maker herein or in any report delivered to the Payee under or in connection with this Note is materially inaccurate or incomplete as of the date made; provided, however, that such inaccurate or incomplete

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representation, warranty or certification is material and cannot be cured without material prejudice to the Payee within 30 days written notice thereof to Maker;

                  (c) The failure by Maker to perform any obligation under, or the occurrence of any other default with respect to any provision of, this Note other than as described in any of the other clauses of this Section 8, and the continuation of such default for a period of 30 days after written notice thereof to the Maker;

                  (d) (i) Maker shall file, institute or commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be filed, instituted or commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, or (B) remains undismissed undischarged for a period of 60 days; or (iii) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied, or bonded to Payee's satisfaction pending appeal, within 60 days from the first entry thereof; or (iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in any of the preceding clauses (i), (ii) or (iii); or (v) Maker shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or shall in writing admit that it is insolvent; or

                  (f) one or more final judgments or orders that exceed $80 million in the aggregate (net of amounts bonded, covered by insurance or covered by a binding agreement for indemnification from a third party) for the payment of money have been entered by a court or courts of competent jurisdiction against Maker and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become non-appealable.

         Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of, and any unpaid Basic Interest and Additional Interest then accrued on, this Note at the option of the Payee and without demand or notice of any kind to the undersigned or any other person, shall, subject to the terms of the PSA, immediately become and be due and payable in full; and the Payee shall have and may exercise any and all rights and remedies available at law or in equity.

         9. Offset. In addition to (and not in limitation of) any rights of offset that the Payee hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the Payee hereof shall have the right, immediately and without notice, to appropriate and apply to the payment

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of this Note any and all balances, credits, deposits, accounts or moneys of the
Maker then or thereafter with or held by the Payee or an affilate of Payee.

         10. Allocation of Balances or of Payments. At any and all times until this Note and all amounts hereunder (including principal, Interest, and other charges and amounts, if any) are paid in full, all payments (whether of principal, Interest or other amounts) made by the undersigned or any other person (including any guarantor) to the Payee hereof may be allocated by the Payee to principal, Interest or other charges or amounts as the Payee may determine in its sole, exclusive and unreviewable discretion (and without notice to or the consent of any person).

         11. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

         12.      Waiver.

                  (a) Maker, for itself and for its successors, transferees and assigns, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever (except only for any notice of default expressly provided for in Section 8 of this Note) and the undersigned agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Payee hereof without in any way affecting or diminishing their liability hereunder.

                  (b) No extension of the time for the payment of this Note or any payment becoming due or payable hereunder, which may be made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Maker if it is not a party to such agreement.

                  (c) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Payee hereof promptly after the occurrence of any Event of Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Event of Default continues nor a waiver of such right in connection with any future Event of Default on the part of the undersigned.

         13. Payment of Costs. The undersigned hereby expressly agrees that upon the occurrence of any Event of Default under this Note, the undersigned will pay to the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other costs and reasonable expenses incurred by the Payee hereof, on demand, all reasonable costs of collection or enforcement, including (but not limited to) all attorneys' fees, court costs, and other reasonable costs and expenses incurred by the Payee hereof in connection with the

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protection of this Note, whether or not any lawsuit is ever filed with respect thereto.

         14.      Unsecured Note. This Note is unsecured.

         15. Notices. All notices, demands and other communications hereunder to either party shall be made in writing and shall be deemed to have been given when actually received or, if mailed, on the first to occur of actual receipt or the third business day after the deposit thereof in the United States mails, by registered or certified mail, postage prepaid, addressed as follows:

         If to the Maker:      SAC Holding Corporation
                               715 South Country Club Drive
                               Mesa, AZ 85210
                               Attention: President
                               Fax No.: 480-835-5478

         If to Payee :         U-Haul International, Inc.
                               2721 North Central Avenue
                               Phoenix, Arizona 85004
                               Attention: President

or to either party at such other address as such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party.

         16. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

         17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona.

         18. Jurisdiction. In any controversy, dispute or question arising hereunder, the Maker consents to the exercise of jurisdiction over its person and property by any court of competent jurisdiction situated in the State of Arizona (whether it be a court of the State of Arizona, or a court of the United States of America situated in the State of Arizona), and in connection therewith, agrees to submit to, and be bound by, the jurisdiction of such court upon Payee's mailing of process by registered or certified mail, return receipt requested, postage prepaid, within or without the State of Arizona, to the Maker at its address for receipt of notices under this Note.

         19. PAYEE NOT PARTNER OF MAKER. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE PAYEE OF THIS NOTE BE DEEMED TO BE A PARTNER OR A CO-VENTURER WITH MAKER OR MAKER'S SUBSIDIARIES. MAKER SHALL NOT REPRESENT TO ANY PERSON THAT THE MAKER AND THE PAYEE HEREOF ARE PARTNERS OR CO-VENTURERS.

         20.      JURY TRIAL. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT

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TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS
UNDER THIS NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         21. Entire Agreement. This Note constitutes the entire agreement between Maker and Payee. No representations, warranties, undertakings, or promises whether written or oral, expressed or implied have been made by the Payee or its agent unless expressly stated in this Note.

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

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note, pursuant to proper authority duly granted, as of the date and year first above written.

                                     SAC HOLDING CORPORATION
                                     a Nevada corporation

                                     By: ______________________________________

                                     Its: _____________________________________

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

                                   EXHIBIT "C"

                             SAC SHAREHOLDER CONSENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, pursuant to that certain SAC Participation and Subordination Agreement dated March 15, 2004 (the "Agreement"), by and among SAC Holding, AMERCO, U-Haul International, Inc. and the SAC Notes Trustee, the undersigned (the sole shareholder of SAC Holding) hereby consents to the execution delivery and performance of the Agreement by SAC Holding in accordance with its terms, and expressly consents to and agrees to be bound by the provisions of Section 4 of the Agreement which limit or prohibit the payment of dividends or distributions to the shareholder of SAC Holding, as amended from time to time in accordance with the Agreement, to the full extent as though the undersigned was a party thereto.

         The undersigned acknowledges that the Parties to the Agreement are expressly and reasonably relying upon this Consent in entering into and performing their obligations under the Agreement.

         Capitalized terms used but not defined herein shall have the meanings provided for such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent as of the 15th day of March, 2004.

                                       BLACKWATER INVESTMENTS, INC., a
                                       Nevada corporation

                                       By: /s/ Mark V.Shoen
                                           -------------------------------------
                                               Mark V.Shoen
                                       Its: President

                                   EXHIBIT "D"
                             AGREEMENT TO INDEMNIFY

         THIS AGREEMENT TO INDEMNIFY (this "Agreement") is dated as of March 15, 2004 and is by AMERCO, a Nevada corporation ("Indemnitor") in favor of the Indemnified Persons (as defined below).

         WHEREAS, as consideration for SAC Holding Corporation and SAC Holding II Corporation being proponents of the Amended Joint Plan of Reorganization of AMERCO and Amerco Real Estate Company, as the same may be amended from time to time (the "Plan"), and the undertaking by such entities of the transactions required or contemplated thereby, Indemnitor desires to indemnify the Indemnified Persons as provided herein, and the Indemnified Persons require such indemnification from AMERCO.

         NOW THEREFORE, it is agreed that Indemnitor shall pay, indemnify, defend, and hold SAC Holding Corporation, a Nevada corporation, SAC Holding II Corporation, a Nevada corporation, Mark V. Shoen and Charlene Shoen, husband and wife, individuals, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (if any) (each, an "Indemnified Person" and collectively, the "Indemnified Persons") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them
(a) in connection with or as a result of or related to the execution, delivery, enforcement or performance of any agreement required or contemplated by the Plan (including, without limitation, the SAC Holdings Senior Notes Indenture (as defined in the Plan), the SAC Holdings Participation and Subordination Agreement (as defined in the Plan) and the Amended and Restated SAC Holding Notes (as defined in the SAC Holdings Senior Notes Indenture)) and (b) with respect to any investigation, litigation, or proceeding related to any agreement required or contemplated by the Plan (including, without limitation, the SAC Holdings Senior Notes Indenture, the SAC Holdings Participation and Subordination Agreement and the Amended and Restated SAC Holding Notes), or the use of the proceeds under any of the foregoing (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Indemnitor shall have no obligation to any Indemnified Person under this Agreement with respect to any otherwise Indemnified Liability (i) arising out of or in connection with any payment default or other default under the SAC Holdings Participation and Subordination Agreement, the Amended and Restated SAC Holding Notes and the SAC Holdings Senior Note Indenture, other than any default resulting primarily from the failure of the Indemnitor to comply with any contractual obligation to which it is subject, or (ii) that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

         This Agreement shall survive the termination of all agreements required or contemplated under the Plan (including, without limitation, the SAC Holdings Senior Notes Indenture, the SAC Holdings Participation and Subordination Agreement and the Amended and Restated SAC

Holding Notes), and the repayment of the obligations thereunder. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Indemnitor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Indemnitor with respect thereto.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned executes this Agreement as of the date first set forth above.

                                           AMERCO, a Nevada corporation

                                           By: /s/ Gary V. Klinefelter
                                               --------------------------------
                                                Gary V. Klinefelter
                                           Its: Secretary